SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12

KROLL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS MAY 26, 2004
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2
APPROVAL OF KROLL’S 2004 INCENTIVE COMPENSATION PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
INFORMATION CONCERNING EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
KROLL STOCK PRICE PERFORMANCE
PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER BUSINESS
ANNEX A
ANNEX B
ANNEX C

Kroll Inc.

900 Third Avenue
New York, New York 10022
(212) 593-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2004

To the Stockholders of Kroll Inc.:

      NOTICE IS HEREBY GIVEN that the 2004 annual meeting of stockholders of Kroll Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Wednesday, May 26, 2004 at Hotel Intercontinental-The Barclay, 111 East 48th Street, New York, New York 10017 to consider and vote upon the following:

1. the election of four Class II directors of Kroll;

2. the approval of Kroll’s 2004 Incentive Compensation Plan;

3. the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for Kroll for the fiscal year ending December 31, 2004; and

4. the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

      As more fully explained in the proxy statement that accompanies this notice, only holders of record of Kroll common stock at the close of business on Wednesday, March 31, 2004 are entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

      You are cordially invited to attend the 2004 annual meeting of stockholders. Whether or not you plan to attend, please ensure that your shares will be represented at the meeting by completing, signing and dating the enclosed proxy card and returning it promptly in the postage-prepaid envelope provided. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

By Order of the Board of Directors,

-s- Sabrina H. Perel

SABRINA H. PEREL
Executive Vice President, General Counsel
and Secretary

New York, New York

April 29, 2004

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2004

      This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by Kroll’s board of directors to vote on the matters listed below.

Date, Time and Place

      The 2004 annual meeting of Kroll stockholders will be held on Wednesday, May 26, 2004, at 10:00 a.m., Eastern Daylight Time, at Hotel Intercontinental-The Barclay, 111 East 48th Street, New York, New York 10017.

Purposes of the Annual Meeting

      At the annual meeting, stockholders will consider and vote upon the following proposals:

1. the election of four Class II directors of Kroll;

2. the approval of Kroll’s 2004 Incentive Compensation Plan; and

3. ratification of the appointment of Deloitte & Touche LLP as independent public accountants for Kroll for the fiscal year ending December 31, 2004.

Record Date; Voting Rights; Quorum; Required Vote

      Only holders of record of common stock at the close of business on Wednesday, March 31, 2004, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting or at any adjournment or postponement of the annual meeting.

      On the record date, 39,955,016 shares of Kroll common stock were outstanding, excluding shares held in treasury, and were held by approximately 232 holders of record. Each share of Kroll common stock is entitled to one vote per share on any matter that properly comes before the annual meeting. Holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote must be present at the annual meeting, in person or by proxy, to constitute a quorum to transact business at the annual meeting.

      The election of directors requires the affirmative vote of a plurality of the votes cast at the meeting. Kroll’s common stock has no cumulative voting rights. The approval of Kroll’s 2004 Incentive Compensation Plan and the ratification of the appointment of Deloitte & Touche as Kroll’s independent public accountants require the affirmative vote of a majority of the voting power of shares of voting stock present in person or represented by proxy at the annual meeting and entitled to vote.

Share Ownership and Voting Power of Management

      On the record date, the directors and officers of Kroll, including their affiliates, held a total of 3,535,159 shares of common stock or approximately 8.8% of the shares of common stock then outstanding. Kroll currently expects that its directors and officers will vote all of these shares in favor of (1) the election of the directors proposed by Kroll, (2) the approval of the Kroll Inc. 2004 Incentive Compensation Plan and (3) ratification of the appointment of Deloitte & Touche LLP as independent public accountants for Kroll for the fiscal year ending December 31, 2004.

Recommendation of the Board of Directors of Kroll

      The board of directors has unanimously approved the slate of nominees proposed for election to the Kroll board of directors and unanimously recommends that stockholders vote to elect them. See “Proposal No. 1 — Election of Directors.”

      The board of directors has unanimously approved the Kroll Inc. 2004 Incentive Compensation Plan and unanimously recommends that stockholders vote to approve this plan. See “Proposal No. 2 — Approval of Kroll’s 2004 Incentive Compensation Plan.”

      The board of directors has unanimously approved the appointment of Deloitte & Touche LLP as Kroll’s independent public accountants for the fiscal year ending December 31, 2004 and unanimously recommends that stockholders vote to ratify this appointment. See “Proposal No. 3 — Ratification of Appointment of Independent Public Accountants.”

Voting and Revocation of Proxies; Shares Held in “Street Name”

      Stockholders may vote their shares by attending the annual meeting and voting their shares in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. If a written proxy card is signed by a stockholder and returned without instructions, the shares represented by the proxy will be voted FOR the proposals described above.

      In addition, stockholders may vote through the Internet by following the instructions included with the enclosed proxy card. Stockholders should be aware that in voting over the Internet, stockholders may incur costs such as telephone and Internet access charges for which they will be responsible. The Internet voting facility for stockholders of record will close at 11:59 P.M. Eastern Standard Time on May 25, 2004.

      Stockholders that have questions or requests for assistance in completing and submitting proxy cards should contact the General Counsel of Kroll, at the following address and telephone number:

Kroll Inc.
900 Third Avenue
New York, New York 10022
Attention: Sabrina Perel, Executive Vice President, General Counsel and Secretary
Phone No.: (212) 593-1000

      Stockholders who hold their shares in “street name,” meaning in the name of a bank, broker or other record holder, must either direct the record holder of their shares how to vote their shares or obtain a proxy from the record holder to vote at the annual meeting.

      Each stockholder who holds common stock in a Kroll Employee Stock Purchase Plan account will receive one proxy card for all shares owned in that Employee Stock Purchase Plan account. That proxy card will serve as a voting instruction card for the trustees or administrators of those plans where all accounts are registered in the same name. If stockholders who own shares in an Employee Stock Purchase Plan account do not vote, the savings plan trustees will vote those plan shares in the same proportion as shares for which instructions were received under each savings plan, and shares held in an Employee Stock Purchase Plan account will be voted in accordance with normal brokerage industry practices.

      Under the applicable rules of the Nasdaq National Market, brokers who hold shares in street names for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote those customers’ shares with respect to non-routine matters to be voted on at the annual meeting in the absence of specific instructions from the customer. Brokers are also required to request these instructions from beneficial owners of shares. However, brokers who hold shares in street names for customers may vote those shares for certain routine matters, including the election of directors and the ratification of the appointment of independent public accountants. If a stockholder who holds its shares in street name does not provide instructions to its broker, the broker may still vote those shares on those routine matters. The approval of Kroll’s 2004 Incentive Compensation Plan is not a routine matter.

      For purposes of determining whether a quorum is present, abstentions and broker non-votes will be counted. Because the election of directors requires the affirmative vote of a plurality of the votes cast at the meeting, abstentions and broker non-votes will not affect the outcome of this election. Because the approval of Kroll’s 2004 Incentive Compensation Plan requires the vote of a majority of the voting power of shares of voting stock present in person or represented by proxy at the annual meeting and entitled to vote, abstentions will have the effect of a vote against this proposal, but broker non-votes will not affect the outcome because brokers are not entitled to vote on this proposal. Because the ratification of the appointment of Deloitte & Touche as Kroll’s independent public accountants requires the vote of a majority of the voting power of shares of voting stock present in person or represented by proxy at the annual meeting and entitled to vote, abstentions and broker non-votes will have the effect of a vote against the proposal.

      All properly delivered proxies that are not revoked will be voted at the annual meeting as instructed on those proxies. A stockholder who delivers a proxy may revoke it at any time before it is voted, by:

•	delivering a proxy bearing a later date;

•	giving written notice of revocation to any of the persons named as proxies or to Kroll addressed to the Secretary;

•	if the stockholder voted through the Internet, by voting again prior to the time at which the Internet voting facility closes by following the procedures applicable to that method of voting; or

•	attending the annual meeting and voting in person.

      The board of directors is unaware of any other matters that properly may be presented for action at the annual meeting. However, if other matters do come before the annual meeting or any adjournment or postponement of the annual meeting in compliance with the procedures set forth in Kroll’s by-laws, proxies will be voted on those matters in accordance with the discretion of the proxies.

Solicitation of Proxies

      Kroll may use its directors, officers and employees to solicit proxies. These people will not receive any additional compensation for their services, but will be reimbursed for their out-of-pocket expenses. Kroll will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of the proxy soliciting material to the beneficial owners of common stock and in obtaining voting instructions from those owners. Kroll will bear all expenses of printing and mailing this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Kroll’s corporate powers are exercised, and its business, property and affairs are managed, by or under the direction of its board of directors. Kroll’s board of directors is divided into three classes of directors. One class is up for election each year. This results in a staggered board which ensures continuity from year to year. Currently there are three directors in each class of directors. Following the annual meeting, it is expected that there will be three directors in Class I, four directors in Class II and three directors in Class III.

      At the annual meeting, four persons will be elected to serve as Class II directors whose terms will expire at the 2007 annual meeting or until their respective successors are duly elected and qualified. The nominating committee has recommended for nomination, and the board of directors has nominated, Michael G. Cherkasky, Simon V. Freakley, Raymond E. Mabus and Joseph R. Wright for election as Class II directors with a term expiring in 2007. Messrs. Cherkasky, Freakley and Mabus are currently directors of Kroll. Mr. Wright has been recommended for nomination by Kroll’s nominating and corporate governance committee, and was recommended to the committee by Peter A. Cohen, who is a Class I director of Kroll.

      The shares represented by the enclosed proxy will be voted in favor of the persons nominated, unless a vote is withheld from any or all of the individual nominees. While management has no reason to believe that the nominees will not be available as candidates, if that situation should arise, proxies may be voted for the election as directors of those other persons as the holders of the proxies may, in their discretion, determine.

Vote Required

      The affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of directors.

      The board of directors unanimously recommends that stockholders vote “FOR” each of the nominees.

Nominees

      Information on each nominee for Class II director is set forth below.

      Michael G. Cherkasky has been Chief Executive Officer of Kroll since May 2001. Previously, Mr. Cherkasky had been President and Chief Operating Officer of Kroll’s Investigations and Intelligence Group since December 1997. Prior to the merger of Kroll Holdings, Inc. and The O’Gara Company in December 1997, he had been an Executive Managing Director of Kroll Associates, Inc., a subsidiary of Kroll Holdings, since April 1997 and Chief Operating Officer of Kroll Holdings since January 1997. From November 1995 to January 1997, he was the head of Kroll Associates’ North American Region and from February 1994 to November 1995 he was the head of Kroll Associates’ Monitoring Group. From June 1993 to November 1993, Mr. Cherkasky was a candidate for public office. From 1978 to June 1993, Mr. Cherkasky was with the District Attorney’s office for New York County, his last position being Chief of the Investigation Division. He has been a director of Kroll since December 1997. Age 54.

      Simon V. Freakley has been President of Kroll’s Corporate Advisory and Restructuring Group since September 2002. Mr. Freakley has been a Director of Kroll Buchler Phillips since 1999, when the company was acquired by Kroll. He joined Buchler Phillips in 1992 and was Managing Partner from 1996 until 1999. Prior to joining Buchler Phillips, Mr. Freakley worked for an international accountancy firm in its UK corporate recovery practice. He has been a director of Kroll since June 2003. Age 42.

      Raymond E. Mabus is of counsel to the law firm of Baker, Donelson, Bearman and Caldwell P.C. He also manages a family timber business. From 1998 until 2002, Mr. Mabus served as President of Frontline Global Resources Development Group Ltd., a provider of workforce analysis, foreign investment planning and resource general services. He served as the United States Ambassador to the Kingdom of Saudi Arabia from 1994 until 1996, as a consultant to Mobil Telecommunications Technology from 1992 until 1994 and as Governor of the State of Mississippi from 1988 until 1992. Mr. Mabus is a director of Foamex International, Inc. Mr. Mabus has been a director of Kroll since December 1996. Age 55.

      Joseph R. Wright has been President and Chief Executive Officer of PanAmSat, Inc., a provider of global satellite-based communications services, since 2001. Previously he was Chairman of the Board and a director of GRC International, Inc., a public company providing advanced Internet and software technologies to government and commercial customers, which was sold to AT&T in 2000. Mr. Wright was also Co-Chairman and a director of Baker & Taylor Holdings, Inc., an international book/ video/ software distribution and e-commerce company. Mr. Wright also served as Executive Vice President, Vice Chairman and director of W.R. Grace & Company, a specialty chemicals and healthcare company, Chairman of Grace Energy Company and President of Grace Environmental Company from 1989 to 1994. He was Deputy Director, then Director, of the Federal Office of Management and Budget under President Reagan, serving in the Cabinet and the Executive Office of the President from 1982 to 1989. He was also Deputy Secretary of the Department of Commerce from 1981 to 1982. Previously, he was also President of Citicorp Retail Services and Retail Consumer Services, credit card subsidiaries of Citibank. Mr. Wright is also a director of Titan Corporation, Proxim, Inc., Verso Technologies, Terremark Worldwide Inc. and AT&T Government Markets. Age 66.

Directors Continuing in Office

      Information on the directors who are not nominees for election as directors but who will continue to serve as directors after the annual meeting is set forth below.

      Class I Directors (who serve until the 2006 annual meeting of stockholders)

      Peter A. Cohen has been a principal of Ramius Capital Group, LLC, a private investment firm, since 1994. From November 1992 until May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its management executive committee. Mr. Cohen was also the Chairman of Republic New York Corporation’s wholly-owned subsidiary, Republic New York Securities Corporation. From February 1990 to November 1992, Mr. Cohen was a private investor and an advisor to several industrial and financial companies. From 1983 to 1990, Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers. Mr. Cohen has served on a number of corporate, industry, and philanthropic boards, including The New York Stock Exchange, The American Express Company, The Federal Reserve Capital Market Advisory Board, The Depository Trust Company, Olivetti S.p.A., Ohio State University Foundation, The New York City Opera and Telecom Italia S.p.A. Mr. Cohen currently serves as a director of Mount Sinai Hospital — NYU Medical Center & Health System, Scientific Games Corporation, Titan Corporation and Portfolio Recovery Associates. He has been a director of Kroll since September 2002. Age 57.

      Thomas E. Constance has been a partner in the law firm of Kramer Levin Naftalis & Frankel LLP since 1994. From 1973 to 1994, Mr. Constance was with the law firm of Shea & Gould. Mr. Constance is a director of Uniroyal Technology Corp. and Siga Technologies Inc. He has been a director of Kroll since December 2000. Age 67.

      Michael D. Shmerling has been Executive Vice President of Kroll since September 20, 2001 and was Chief Operating Officer of Kroll from May 2001 through December 2002. He has held the position of President of the Background Screening Group since June 1999. Mr. Shmerling was one of the founders of Background America, Inc., a company providing background investigations services to governments, corporations and other professional clients, and served as President of Background America from September 1995 to June 1999, when it was acquired by Kroll. In 1990, he co-founded Correction Management Affiliates, Inc., a private correctional facility management company. In 1989, he co-founded Transcor America, Inc., a nationwide prison transportation company. He served as Chairman of the Board of Transcor America, Inc. until he resigned to dedicate his time to Correction Partners, Inc., a private prison management company majority-owned by Correction Management Affiliates, Inc. In 1994 and 1995, all of the above correctional management companies were sold to Corrections Corporation of America. Mr. Shmerling is a Certified Public Accountant (inactive), and a member of the American Institute of Certificate Public Accountants. He practiced as an accountant for more than 15 years. From 1977 to 1980, he was a member of the professional staff of certified public accountants at Ernst & Young. Mr. Shmerling is also a director of Capital Bank & Trust Co., Inc. He has been a director of Kroll since August 2001. Age 48.

      Class III Directors (who serve until the 2005 annual meeting of stockholders)

      Jules B. Kroll has been Executive Chairman of Kroll’s board of directors since May 2001. Mr. Kroll was named Co-Chief Executive Officer of Kroll and Chief Executive Officer of the Investigations and Intelligence Group in April 2000. Previously, Mr. Kroll had been Chairman of the Board and Chief Executive Officer of Kroll since the merger of The O’Gara Company and Kroll Holdings. He founded Kroll Associates in 1972 and has been the Chairman of the Board of Directors and Chief Executive Officer of Kroll Associates since its founding. He has been a director of Kroll since December 1997. Age 62.

      Judith Areen has been dean of the Georgetown University Law Center and Executive Vice President for Law Affairs for Georgetown University since 1989. Dean Areen has also served as director of the Federal Legal Representation Project in the Office of Management and Budget, as general counsel to President Carter’s Reorganization Project and as special counsel to the White House Task Force on Regulatory Reform. Dean Areen has been a director of Kroll since April 2002. Age 59.

      J. Arthur Urciuoli has been Chairman of Archer Group, a provider of private investment and consulting services, since 1999. Mr. Urciuoli served with Merrill Lynch & Company, Inc. from 1969 to 1999. He was Chairman of Merrill Lynch’s International Private Client Group and was responsible for strategic development and acquisitions from 1997 to 1999. He was Director of the Marketing Group of Merrill Lynch Private Client Group from 1993 to 1997. He also served as Chairman of the Mutual Fund Forum/ Forum for Investor Advice from 1997 to 1998 and as Chairman of the Sales and Marketing Committee of the Securities Industry Association from 1986 to 1989. Mr. Urciuoli is an advisory director of deVisscher, Olson and Allan LLC. He has been a director of Kroll since August 2001. Age 66.

Information about the Board of Directors and Corporate Governance

Independence Determination

      The board of directors has determined that each of the following directors is an independent director as such term is defined in the Nasdaq National Market’s Marketplace Rules: Judith Areen, Peter A. Cohen, Thomas E. Constance, Raymond Mabus and J. Arthur Urciuoli.

Committees and Meetings of the Board of Directors

      Board of Directors. In the year ended December 31, 2003, the board of directors held 11 meetings. During 2003, the board of directors had an audit committee, which met 11 times, a compensation committee, which met eight times, and a nominating and corporate governance committee, which met two times.

      Each director attended more than seventy five percent of the aggregate number of all meetings of the board of directors which he or she was eligible to attend and more than seventy five percent of the aggregate number of meetings of committees on which he or she served during 2003.

      Audit Committee. Kroll has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The audit committee has the authority and responsibility to hire the independent public accountants to serve as auditors for Kroll and reviews and discusses with the independent public accountants the scope of their examination, their proposed fee and the overall approach to the audit. The audit committee also reviews with the independent auditors and management the annual financial statements, the interim financial statements and Kroll’s disclosures in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The audit committee reviews and discusses with the independent auditors, management and internal auditors Kroll’s internal accounting controls and disclosure controls and procedures and the quarterly assessment of such controls. The audit committee operates under a written charter which was adopted by the audit committee, a copy of which is attached to this proxy statement as Annex A.

      In 2003, the audit committee was comprised of Peter A. Cohen, Raymond Mabus (as chairman) and J. Arthur Urciuoli. The board of directors has determined that each member of the audit committee meets the independence requirements of the Nasdaq National Market and the Securities Exchange Act of 1934, as amended. In addition, the board of directors has determined that Peter A. Cohen is an “audit committee financial expert” as defined by Regulation S-K under the Securities Act of 1933, as amended.

      Compensation Committee. The compensation committee has responsibility for establishing executive officers’ compensation and fringe benefits and administering Kroll’s stock option and incentive compensation plans. In 2003, the compensation committee was comprised of Judith Areen, Peter A. Cohen, Thomas E. Constance, Raymond Mabus and J. Arthur Urciuoli (as chairman). The board of directors has determined that each member of the compensation committee meets the independence requirements of the Nasdaq National Market.

      Nominating and Corporate Governance Committee. The nominating and corporate governance committee has responsibility for identifying, evaluating and recommending potential candidates for election to the board of directors, including candidates recommended by stockholders, developing procedures for stockholders to communicate with directors and reviewing Kroll’s corporate governance policies and practices along with proposed and recently enacted rules and regulations issued by the Securities and Exchange Commission, recommending to the board of directors any changes deemed by the committee to be necessary or appropriate. In addition, the nominating and corporate governance committee reviews on an annual basis Kroll’s stockholder protection and defense measures, including Kroll’s by-laws and any proposed by-laws, and may recommend to the board of directors any changes deemed by the committee to be in the best interests of Kroll’s public stockholders. The nominating and corporate governance committee operates under a written charter which was adopted by the committee, a copy of which is attached to this proxy statement as Annex B.

      In 2003, the nominating and corporate governance committee was comprised of Judith Areen (as chairman), Peter A. Cohen, Thomas E. Constance, Raymond Mabus and J. Arthur Urciuoli. The board of directors has determined that each member of the nominating and corporate governance committee meets the independence requirements of the Nasdaq National Market.

Consideration of Director Nominees

      Identifying and Evaluating Nominees for Director. In selecting candidates for nomination at the annual meeting of stockholders, the nominating and corporate governance committee begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board. Kroll believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the board’s ability to work as a collective body, while giving Kroll the benefit of the familiarity and insight into Kroll’s affairs that its directors have accumulated during their tenure. Accordingly, it is the policy of the nominating and corporate governance committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the board of directors, whom the nominating and corporate governance committee believes will continue to make important contributions to the board of directors and who consent to stand for reelection and, if reelected, to continue their service on the board of directors. If there are board positions for which the nominating and corporate governance committee will not be re-nominating a qualified incumbent, the nominating and corporate governance committee will solicit recommendations for nominees from persons whom the committee believes are likely to be familiar with qualified candidates, including members of the board and senior management. The committee may also engage a search firm to assist in identifying qualified candidates. The nominating and corporate governance committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for board membership established by the committee, the existing composition and mix of talent and expertise on the board of directors and other factors that it deems relevant. In conducting its review and evaluation, the nominating and corporate governance committee may solicit the views of management and other members of the board of directors and may, if deemed helpful, conduct interviews of proposed candidates. The nominating and corporate governance committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons.

      Stockholder Nominees. The nominating and corporate governance committee will consider recommendations for director nominations submitted by stockholders entitled to vote generally in the election of directors. Submissions must be made in accordance with the nominating and corporate governance committee’s procedures, as described below. For each annual meeting of Kroll stockholders, the nominating and corporate governance committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The nominating and corporate governance committee will only consider candidates who satisfy Kroll’s minimum qualifications for director, as described below, including that directors represent the interests of all stockholders. In considering a stockholder recommendation, the nominating and corporate governance committee will take into account, among other factors, the duration of the recommending stockholder’s ownership interest in Kroll and whether the stockholder intends to continue holding that interest through the date of the next annual meeting. Stockholders should be aware, as discussed above, that it is the general policy of Kroll to re-nominate qualified incumbent directors and that, absent special circumstances, the nominating and corporate governance committee will not consider other candidates when a qualified incumbent consents to stand for re-election.

      A stockholder wishing to recommend to the nominating and corporate governance committee a candidate for election as director must submit the recommendation in writing, addressed to the nominating and corporate governance committee, care of Kroll’s corporate secretary, at 900 Third Avenue, New York, New York 10022. Submissions recommending candidates for election at annual meeting of stockholders must be received no later than 75 nor earlier than 120 calendar days prior to the first anniversary of the date of the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days prior to or more than 60 days following the first anniversary date of the prior annual meeting of stockholders, the submission of a recommendation will be considered timely if it is delivered to, or mailed and received by, Kroll no later than the later of (1) the 75th day prior to the scheduled date of the annual meeting of stockholders for the current year or (2) the 15th day following the day on which Kroll first publicly announces the date of the annual meeting of stockholders for the current year.

      Each nominating recommendation must be accompanied by the following information regarding the recommending stockholder:

•	name, address and telephone number of the recommending stockholder, and of the beneficial owners (if any) of Kroll common stock registered in the recommending stockholder’s name, and the name and address of other stockholders known by the recommending stockholder to be supporting the recommendation;

•	the number of shares of Kroll common stock that are held of record, beneficially owned or represented by proxy by the recommending stockholder and by any other stockholders known by the recommending stockholder to be supporting the recommendation on the record date (if that date has been made publicly available) and on the date the recommendation is being made, and the time period for which those shares have been held by the recommending stockholder and by any other stockholders known by the recommending stockholder to be supporting the nominating recommendation;

•	if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

•	a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of Kroll’s next annual meeting of stockholders.

      Each nominating recommendation must be accompanied by the following information regarding the nominee:

•	the information required by Item 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended (generally providing for disclosure of the name, age, business address, residence address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal or governmental proceedings in which the proposed nominee has been involved within the past five years);

•	the information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of Kroll);

•	the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions between Kroll and the proposed nominee valued in excess of $60,000 and certain other types of business relationships with Kroll); and

•	if the proposed nominee is not a member of Kroll’s management, the information required by Kroll’s Non-Management Director Independence and Committee Compliance Questionnaire, a copy of which may be obtained upon written request to the nominating and corporate governance committee, care of Kroll’s corporate secretary at 900 Third Avenue, New York, New York 10022; and

•	a description of the relationships, if any, between the proposed nominee and any of Kroll’s competitors, customers, suppliers, labor unions or other persons with special interests regarding Kroll;

      In addition, each nominating recommendation must be accompanied by the following other information:

•	a statement describing how the proposed nominee possesses the minimum qualifications prescribed by the nominating and corporate governance committee for nominees for directors, briefly describing the contributions that the nominee would be expected to make to the board of directors and to the governance of Kroll;

•	a description of all relationships between the proposed nominee and the recommending stockholder and any arrangements or understandings between the recommending stockholder and the nominee regarding the nomination;

•	a statement whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders fairly and equally and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Kroll; and

•	the consent of the proposed nominee to be interviewed by the nominating and corporate governance committee, if the committee chooses to do so in its discretion (and the recommending stockholder must furnish the nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of Kroll.

In addition, if the nominating recommendation is being made by a stockholder or group of stockholders that beneficially owned more than 5% of Kroll’s common stock for at least one year prior to the date the nominating recommendation is made, then the recommendation must be accompanied by a statement as to whether the recommending stockholder(s) and the proposed nominee consent to the disclosure by Kroll in its proxy statement of the names of such stockholder(s) and proposed nominee and whether the nominating and corporate governance committee chose to nominate such proposed nominee.

      Director Qualifications. Under a policy formulated by the nominating and corporate governance committee, Kroll generally requires that all candidates for directors be persons of integrity and sound ethical character, be able to represent all shareholders fairly, have no interests that materially conflict with those of Kroll and its stockholders, have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing Kroll, and have adequate time to devote to service on the board of directors. Kroll also requires that a majority of directors be independent; that at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert; that at least some of the independent directors have served as a senior executive of a public or substantial private company; and that at least some of the independent directors have a general familiarity with the major industries in which Kroll operates.

     Communications with the Board of Directors

      Kroll’s securityholders may send communications to the board of directors or any committee of the board of directors in the manner described below.

      Kroll’s acceptance and forwarding of communications to the directors does not imply that the directors owe or assume any special or additional duties to persons submitting the communications, the duties of the directors being only those prescribed by applicable law.

      All communications should be in writing and sent care of Kroll’s corporate secretary to Kroll’s headquarters at 900 Third Avenue, New York, New York 10022.

      Communications should not exceed two pages in length, excluding the information required to accompany the communication under these procedures.

      All communications must be accompanied by the following information:

•	a statement of the type and amount of Kroll securities that the person holds;

•	any special interest, meaning an interest not in the capacity as a stockholder of the company, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

      All communications that comply with the procedural requirements that are described here will be relayed to the directors, except for the following types of communications:

•	communications directed to individual directors;

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to securityholders or other constituencies of Kroll generally;

•	communications that advocate Kroll’s engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no reasonable relevance to the business or operations of Kroll.

      Communications addressed to directors may, at the direction of the directors, be shared with Kroll management.

     Director Attendance at Annual Meetings

      Each director of Kroll is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevents his or her attendance. If a director is unable to attend an annual meeting in person but is able to do so by telephone or electronic conferencing, Kroll will arrange for the director’s participation by means of which the director can hear, and be heard, by those present at the meeting. Eight of Kroll’s nine directors attended last year’s annual meeting in person.

     Compensation of Directors

      Directors who are not employees of Kroll receive annually a $30,000 fee, plus options to purchase 10,000 shares of common stock, for serving as directors. Non-employee directors are also paid $1,500 for each board meeting attended, whether in person or by telephone. The audit committee chairman received an annual fee of $15,000, the compensation committee chairman received an annual fee of $12,000, and the nominating and corporate governance committee chairman received an annual fee of $7,500. All committee members, including the chairman, received $1,000 for each meeting attended, whether in person or by telephone. Directors who are also employees of Kroll are not separately compensated for their services as directors.

     Codes of Ethics and Conduct

      Kroll has adopted a code of ethics for management, including Kroll’s principal executive officer, principal financial officer and controller, and directors, known as the Specific Code for Financial and Certain Other Officers. The Specific Code for Financial and Certain Other Officers was filed as an exhibit to Kroll’s Annual Report on Form 10-K for the year ended December 31, 2003. In addition, Kroll has adopted a code of business conduct and ethics for all directors and employees generally. The Kroll Code of Business Conduct and Ethics was also filed as an exhibit to Kroll’s Annual Report on Form 10-K for the year ended December 31, 2003.

Compensation Committee Interlocks and Insider Participation

      No interlocking relationship exists between any member of the Kroll board of directors or compensation committee and any other corporation’s board of directors or compensation committee.

PROPOSAL NO. 2

APPROVAL OF KROLL’S 2004 INCENTIVE COMPENSATION PLAN

Introduction

      At various times Kroll has adopted different stock-based plans as a means of attracting, retaining and motivating highly-qualified directors, executive officers and other personnel. As Kroll continues to expand its operations, it foresees the need to continue to use equity forms of compensation to achieve those corporate goals, even as its existing plans approach their grant capacity or the end of their term. At the same time, changes in the legal rules applicable to equity compensation have increased the importance of stockholder-approved plans, while anticipated changes in accounting rules and evolving perceptions of the comparative values of different forms of equity-based compensation have underscored the need for flexibility in plan design.

      In evaluating a new plan, the compensation committee also reviewed Kroll’s current 1996 Stock Option Plan, as amended, the 2000 Employee Stock Option Plan, as amended and restated, and the Stock Incentive Plan. Based on this review, the compensation committee determined that an insufficient number of shares are available under these plans to enable Kroll to provide future grants of stock options and other stock awards to its employees. Currently, there are 243,051, 13,395 and 377,146 shares available for grant under the 1996 Stock Option Plan, the 2000 Employee Stock Option Plan and the Stock Incentive Plan, respectively. Also, see “Executive Compensation and Other Information — Equity Compensation Plan Information,” which appears later in this proxy statement.

      The board of directors believes that adopting a new plan that permits grants of stock options, stock appreciation rights, restricted stock and performance awards to directors, executive officers and other employees and independent contractors of Kroll and its subsidiaries will allow Kroll to continue to offer its personnel long-term performance based compensation and will help Kroll continue to attract, retain and motivate its personnel and provide the means to react to changes in the compensation environment. Accordingly, the board of directors has approved the Kroll Inc. 2004 Incentive Compensation Plan and is submitting the plan to Kroll stockholders for their approval.

Description of the Plan

      The following description of the plan is only a summary and is qualified in its entirety by reference to the full text of the Kroll Inc. 2004 Incentive Compensation Plan, a copy of which is attached to this proxy statement as Annex C.

      Administration. The plan will be administered by the compensation committee, or a subcommittee of the compensation committee comprised of at least two directors formed by the recusal of certain members for purposes of meeting the requirements of (1) Rule 16b-3 of the Securities Exchange Act of 1934 (requiring that awards to certain officers, directors and primary stockholders be approved by a committee comprised entirely of “non-employee directors”), and/or (2) Section 162(m) of the Internal Revenue Code (requiring that awards be approved by a committee solely made up of “outside directors”). All determinations of the compensation committee with respect to the plan are binding. The expenses of administering the plan are borne by Kroll.

      Eligible Persons. Commencing on May 26, 2004, the plan will cover all (i) regular full-time employees of Kroll and its subsidiaries, (ii) non-employee directors of Kroll and its subsidiaries and (iii) any individual acting as an independent contractor of Kroll and its subsidiaries.

      Awards. Up to 2,000,000 shares of Kroll common stock may be issued under the plan; however, no more than 100,000 shares may be granted to any eligible person during any calendar year. Shares of common stock related to any portion of an award or grant that is forfeited or otherwise terminates or expires without the contemplated shares being issued will again be available for awards and grants under the plan, as will shares tendered as full or partial payment of the option price in the exercise of an option. Appropriate adjustments in the number of shares issuable and in the number of shares covered by outstanding awards will be made to give effect to any changes in Kroll’s capitalization, such as stock splits, stock dividends, stock combinations and similar actions.

      The plan provides for the granting of stock options, stock appreciation rights, incentive shares and performance awards. Stock options and stock appreciation rights may be granted by the compensation committee pursuant to such terms and conditions as the committee in its discretion determines, provided that the exercise price of an option is at least 110% of the fair market value of a share of Kroll common stock on the date of the option grant. Shares of Kroll common stock that have been held by the optionee for at least six months may be used to satisfy all or part of the exercise price of an option and, if permitted by the compensation committee and subject to any rules or restrictions the committee chooses to impose, options may be exercised through a so-called “cash-less” procedure. Generally, neither options nor stock appreciation rights are transferable except upon death by will or by the laws of descent and distribution, except that the compensation committee may permit options to be transferred under such circumstances and with such conditions as the committee establishes. Unvested options and stock appreciation rights are forfeited upon termination of employment. Vested options and stock appreciation rights may be exercised up to three months following termination (extended for up to an additional year in the case of death or disability) unless their specified terms cause earlier expiration.

      Incentive shares may be granted by the compensation committee, at its discretion, and will be subject to such terms, conditions or restrictions as the compensation committee determines. Incentive shares may be granted using the same performance targets as performance awards (described below) at the discretion of the compensation committee. Certificates representing the shares will be issued, or an account will be established evidencing ownership of the shares in uncertificated form. Upon issuance of the certificates or establishment of the account, the awardee will have the rights of a stockholder with respect to such shares, subject to such restrictions as the compensation committee determines.

      The compensation committee may grant performance awards payable in common stock or in cash. At the time of grant the compensation committee will determine the performance targets and the form of payment. Prior to the date of payment, the award recipient may request the deferral of payment until the time of his or her termination. If the committee grants performance awards, the targets for such awards may be expressed in terms of one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof), and or one or more corporate or divisional sales or fee-based measures. Any such target may be expressed on an absolute or relative basis, may use comparisons with Kroll’s past performance or the current or past performance of other companies and may utilize comparisons to capital, stockholders’ equity and shares outstanding.

      Deferrals. The compensation committee has the discretion to permit or require that any payment with respect to options and stock appreciation rights be deferred. The compensation committee also has the authority to defer payment of an incentive share award or a performance award until such award is deductible under Section 162(m) of the Internal Revenue Code.

      Power to Amend and Terminate Plan. The board of directors may amend or terminate the plan at any time, provided that no amendment may alter or impair any outstanding award without the consent of the award holder. If the plan is terminated, any awards previously granted will continue to be subject to the terms of the plan and the applicable award agreement. No award may be granted under the plan after May 25, 2014. The committee may amend the terms of an award, subject to the award holder’s consent if the amendment reduces the value of the award.

      Change in Control. In the event of a sale or transfer of all or substantially all of Kroll’s assets or a reorganization, merger or consolidation of Kroll in which (1) Kroll is not to be the surviving corporation or (2) Kroll is the surviving corporation after an exchange of its shares for the securities or property of another corporation or for cash, all outstanding awards will immediately become fully vested, transferable or payable, as applicable, without regard to any vesting schedule, restriction or performance target.

      If Kroll were to consolidate with, merge into, transfer all or substantially all of its assets to or be the survivor of a merger with another entity, each option and stock appreciation right outstanding immediately prior to the transaction would become exercisable for the kind and amount of securities and/or other property, including cash, receivable as a result of such consolidation, merger or transfer by the holder of the number of shares of common stock for which the option or stock appreciation right could have been exercised immediately prior to the transaction. However, notwithstanding this provision, the compensation committee could, in its discretion, instead (a) provide for the exchange of each outstanding option and stock appreciation right for a comparable option or stock appreciation right with respect to the consideration received by holders of Kroll shares in the transaction, with an equitable adjustment in the option price or base value of the stock appreciation right or the number of shares to which they relate with, if appropriate, provision for a cash payment in partial consideration for the exchange or (b) provide that each outstanding option and stock appreciation right as of the day immediately preceding the transaction will be cancelled and the holder of any such option or stock appreciation right will be entitled to receive the spread (based on the consideration being paid to stockholders in the transaction) of any outstanding option or stock appreciation right as of the day immediately preceding any such event, which will be paid in cash.

Material Federal Income Tax Consequences

      The following description of the principal federal income tax consequences of awards under the plan is based on present federal tax laws. Federal tax laws may change from time to time and future changes may significantly affect the federal income tax consequences described below.

      Stock options. In general, at the time a stock option is granted the recipient of the option will not be deemed to receive any income and Kroll will not be entitled to a federal tax deduction. When the recipient exercises the option, he or she will recognize ordinary compensation income equal to the excess of (a) the fair market value on the exercise date of the shares received as a result of the option exercise over (b) the option exercise price (whether paid in cash or paid through a sale of shares received on exercise through a broker-assisted cashless exercise). The shares acquired by the recipient upon exercise of the option will have a tax basis equal to the fair market value of the shares on the exercise date. Upon any subsequent sale of those shares, the recipient will recognize a capital gain (or loss) in an amount equal to the difference between the amount realized on the sale and such tax basis. Any such gain (or loss) will be characterized as long-term capital gain (or loss) if the shares received upon exercise have been held for more than one year; otherwise, the gain (or loss) will be characterized as a short-term capital gain (or loss). The option recipient’s holding period for federal income tax purposes for such shares will commence on the date following the date of exercise. Short-term capital gain is subject to tax at the same rate as is ordinary income. The Internal Revenue Code currently provides that, in general, the net long-term capital gain resulting from the sale of shares held for more than 12 months is subject to tax at a maximum rate of 15% (5% for individuals in the 10% or 15% tax bracket). The Internal Revenue Code currently provides that the tax rate on net long-term capital gain will change in future years: The 15% rate will increase to 20% in 2009 and the 5% rate will decrease to 0% in 2008 and then increase to 10% in 2009.

      If all or any part of the exercise price of an option is paid by the recipient with shares of Kroll common stock held by the recipient for at least six months, which are referred to as “mature shares,” no gain or loss will be recognized by the recipient on the mature shares surrendered in payment. A number of new shares received on exercise of the option equal to the number of mature shares surrendered will have the same tax basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss and the applicable tax rates, as the basis and holding period of the mature shares surrendered. The balance of the shares received (the excess of new shares received over the number of mature shares surrendered) on such exercise will be treated for federal income tax purposes (and taxed as described in the preceding paragraph) as though issued upon the exercise of the option for an exercise price equal to the consideration, if any, paid by the recipient in cash. The option recipient will have ordinary compensation income equal to the fair market value of the balance of shares received on exercise less any cash paid on exercise.

      Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the recipient. Upon exercise of a stock appreciation right, the amount of cash or the fair market value of shares received will be taxable to the recipient as ordinary compensation income. Gains and losses realized by the recipient upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

      Incentive Shares. The recipient of incentive shares generally will be subject to tax at ordinary income rates on the fair market value of the shares received less any amount paid by the recipient for those shares at the time that the shares have vested and are no longer subject to restriction or forfeiture for purposes of Section 83 of the Internal Revenue Code. However, a recipient who makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of incentive shares will have taxable ordinary compensation income on the date of grant equal to the excess of the fair market value of those shares, determined without regard to the restrictions or potential forfeiture, over the purchase price, if any, of those shares. If the incentive shares with respect to which a recipient made a Section 83(b) election are forfeited, the recipient will not be entitled to a loss deduction, unless the recipient paid for the incentive shares and upon forfeiture received less than the amount previously paid. If a Section 83(b) election has not been made, any dividends received on incentive shares generally will be treated as compensation that is taxable as ordinary income to the recipient.

      Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon satisfaction of the applicable performance targets, the recipient generally will be required to include as taxable ordinary compensation income in the year of receipt an amount equal to the amount of cash received or the fair market value of any unrestricted shares of common stock received.

      Deferred Awards. No income generally will be recognized upon the grant of deferred incentive shares or deferred performance awards. The receipt of a deferred grant generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that those shares are transferred to the recipient, reduced by any amount paid by the recipient for the deferred shares.

Deductibility

      To the extent that a participant in the plan recognizes ordinary compensation income as described above, Kroll will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code. Kroll’s deduction will not be affected by whether the exercise price is paid in cash or in shares.

Grant Information

      It is not possible to determine the award grants that will be made under the 2004 Incentive Compensation Plan in the future. The table below sets forth information regarding grants of options and restricted stock made by Kroll during the fiscal year ended December 31, 2003.

		Number of Shares
Name and Current Position	Dollar Value(1)	Underlying Grants

Jules B. Kroll	$668,468	60,518
Executive Chairman of the Board
Michael G. Cherkasky	1,057,290	65,025 (2)
President and Chief Executive Officer
Michael A. Petrullo	477,850	65,225
Chief Operating Officer and Executive Vice President
Michael A. Beber	206,258	68,833
Executive Vice President, Strategic Development
James R. Bucknam	16,400	10,000
Executive Vice President, Operations
Michael D. Shmerling	79,278	17,103
Executive Vice President and President
All current executive officers as a group	2,711,514	321,097
All current non-employee directors as a group	135,000	50,000
All employees, other than current executive officers, as a group	2,607,943	1,519,704

(1)	Based on the December 31, 2003 closing price of Kroll’s common stock of $26.00 per share. Options are valued at the difference between $26.00 per share and the exercise price per share.

(2)	Includes 25,000 shares of restricted stock granted outside of the Stock Incentive Plan.

Vote Required

      The approval of the Kroll Inc. 2004 Incentive Compensation Plan requires the affirmative vote of a majority of the voting power of shares of voting stock present in person or represented by proxy at the annual meeting and entitled to vote.

      The board of directors unanimously recommends that stockholders vote “FOR” the approval of the Kroll Inc. 2004 Incentive Compensation Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The audit committee has appointed Deloitte & Touche LLP, independent public accountants, to audit Kroll’s consolidated financial statements for the current fiscal year ending December 31, 2004. In addition, the board of directors has ratified this appointment. In making its decision, the audit committee reviewed the audit results and the other non-audit services performed during 2003 and proposed to be performed in 2004. In selecting Deloitte & Touche, the audit committee carefully considered its independence. The audit committee has determined that the performance of non-audit services did not impair the independence of Deloitte & Touche.

      Kroll expects that a representative of Deloitte & Touche will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

      Stockholder ratification of the appointment of Deloitte & Touche as Kroll’s independent public accountants is not required by Kroll’s bylaws or other applicable legal requirement. However, the board of directors is submitting the appointment of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee, in its discretion, will reconsider whether or not to retain Deloitte & Touche. Even if the appointment is ratified, the audit committee, in its discretion, may nevertheless appoint a different independent public accounting firm at any time during the year if it determines that such a change would be in Kroll’s best interests and in the best interests of Kroll’s stockholders.

Vote Required

      The ratification of the appointment of Deloitte & Touche as Kroll’s independent public accountants requires the affirmative vote of a majority of the voting power of shares of voting stock present in person or represented by proxy at the annual meeting and entitled to vote.

      The audit committee has unanimously approved the appointment of Deloitte & Touche as independent public accountants, and the board of directors unanimously ratified the appointment and recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche as Kroll’s independent public accountants for the fiscal year ending December 31, 2004.

INFORMATION CONCERNING EXECUTIVE OFFICERS

      The table below identifies and provides information about our executive officers.

Name	Age	Positions

Jules B. Kroll	62	Executive Chairman of the Board
Michael G. Cherkasky	54	President and Chief Executive Officer
Michael A. Petrullo	35	Chief Operating Officer and Executive Vice President
Steven L. Ford	52	Chief Financial Officer and Executive Vice President
Michael A. Beber	44	Executive Vice President, Strategic Development
James R. Bucknam	42	Executive Vice President, Operations
Sabrina H. Perel	42	Executive Vice President, General Counsel and Secretary
Michael D. Shmerling	48	Executive Vice President and President, Background Screening Services Group

      For information regarding Mr. Kroll, Mr. Cherkasky and Mr. Shmerling, please see “Proposal 1 — Election of Directors — Directors Continuing in Office” and “— Nominees.”

      Michael A. Petrullo has been Chief Operating Officer and Executive Vice President of Kroll since December 2002. He is also Chairman of Kroll’s Operations Committee. Prior to this, he was Deputy Chief Operating Officer of Kroll since June 2002, the acting Chief Financial Officer of Kroll since November 2001 and Vice President and Controller of Kroll since August 2001. He was Vice President-Finance of Kroll’s Investigations and Intelligence Group from February 1999 until August 2001. He served as Assistant Controller of Kroll Associates from April 1995 to February 1998. From 1990 until April 1995, he was with KPMG Peat Marwick LLP in the audit/assurance practice and in the forensic accounting group.

      Steven L. Ford has been Chief Financial Officer and Executive Vice President of Kroll since June 2002. Previously, Mr. Ford served as Executive Vice President and Chief Financial Officer of Telscape International, Inc., a telecommunications company in Atlanta. From 1994 to 2000, he was Vice President, International Chief Financial Officer, and Controller for Equifax, Inc., serving in London from 1998 to 2000 as European Finance Director. Earlier, he held a variety of finance, treasurer and controller positions at publicly-held middle market companies in the manufacturing, computer and software industries. He is also a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants. Mr. Ford began his career in 1974 at Arthur Young (now Ernst & Young).

      Michael A. Beber has been Executive Vice President, Strategic Development, of Kroll since February 1999, and the Chairman of the Expansion Committee of Kroll since such committee’s inception in May 2001. From August 1991 to January 1999, Mr. Beber was a Principal with Kroll Lindquist Avey, which Kroll acquired in June 1998. Prior to joining Lindquist Avey, Mr. Beber was a partner with BDO LLP, a senior manager with KPMG Peat Marwick, and a senior accountant with PriceWaterhouse (now PriceWaterhouseCoopers), certified public accountants.

      James R. Bucknam has been Executive Vice President, Operations, of Kroll since 2002. He was also President of Kroll’s Security Services Group from 2003 to 2004. From 1999 to 2002, he was the regional manager for the Northeastern Region of the United States and from 1998 to 1999, he was the managing director of Kroll Associates’ New York office. Prior to joining Kroll in 1997, Mr. Bucknam served for three years as senior advisor to former FBI Director Louis J. Freeh. From 1987 to 1993, he was an assistant United States attorney in the Southern District of New York. For 18 months, Mr. Bucknam served as chief of the Narcotics Unit. Prior to joining the U.S. Attorney’s Office, he was employed as a law clerk for the Honorable Lloyd F. MacMahon, United States District Judge, Southern District of New York.

      Sabrina H. Perel has been Executive Vice President, General Counsel and Secretary of Kroll since August 2001. Previously, she had held the position of Vice President and Deputy General Counsel of Kroll from January 1998 to August 2001. From October 1996 until December 1997, she served as Deputy General Counsel of Kroll Associates. From 1988 until 1996, Ms. Perel was with the law firm of Riker, Danzig, Scherer, Hyland & Perretti LLP in Morristown, New Jersey. She also served as a law clerk to a state appellate judge from 1987 to 1988.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

      Summary Information. The following table sets forth compensation paid by Kroll and its subsidiaries, for services in all capacities during the years ended December 31, 2003, 2002 and 2001, to Kroll’s Chief Executive Officer and each of the five other most highly compensated executive officers as of December 31, 2003. These persons are sometimes referred to as the “named executive officers.”

						Long Term
						Compensation Awards

		Annual Compensation				Restricted	Securities
						Stock	Underlying	All Other
Name and Current		Salary		Bonus	Other Annual	Awards	Stock Option	Compensation
Principal Position	Year	($)		($)	Compensation ($)	($)(1)	Grants (#)	($)(2)

Jules B. Kroll	2003	500,000		225,000	—	245,069	50,000	3,318
Executive Chairman of the	2002	375,000		—	—	—	—	5,572
Board(3)	2001	375,000		—	—	—	—	18,218
Michael G. Cherkasky	2003	550,000		300,000	—	803,783	26,000	4,667
President and Chief	2002	499,640	(5)	415,000	—	—	105,000	6,758
Executive Officer(4)	2001	416,000		—	—	—	75,000	11,869
Michael A. Petrullo	2003	272,500	(6)	276,000	—	366,743	50,000	3,371
Chief Operating Officer and	2002	187,083	(6)	110,000	—	—	60,000	6,758
Executive Vice President	2001	155,000		20,000	—	—	25,000	2,432
Michael A. Beber	2003	402,083		353,000	—	89,309	65,000	81,477
Executive Vice President,	2002	335,000		60,000	—	—	80,000	6,800
Strategic Development	2001	301,064		—	—	—	50,000	6,413
James R. Bucknam	2003	350,000		45,000	—	—	10,000	3,735
Executive Vice President,	2002	350,000		195,000	—	—	20,000	6,758
Operations	2001	300,000		80,000	—	—	50,000	6,633
Michael D. Shmerling	2003	300,000		95,000	—	49,000	15,000	4,249
Executive Vice President	2002	300,000		—	—	—	45,000	3,646
and President, Background	2001	300,000		—	—	—	55,000	3,031
Screening Services Group

(1)	Represents for Mr. Kroll, 10,518 shares of restricted stock issued on June 3, 2003, having an aggregate value on December 31, 2003 of $273,468; for Mr. Cherkasky, 25,000 shares of restricted stock issued on January 1, 2003 and 14,025 shares of restricted stock issued on June 3, 2003, having an aggregate value on December 31, 2003 of $1,014,650; for Mr. Petrullo, 3,225 shares of restricted stock issued on June 3, 2003 and 12,000 shares of restricted stock issued on December 9, 2003, having an aggregate value on December 31, 2003 of $395,850; for Mr. Beber, 3,833 shares of restricted stock issued on June 3, 2003, having an aggregate value on December 31, 2003 of $99,658; and for Mr. Shmerling, 2,103 shares of restricted stock issued on June 3, 2003, having an aggregate value on December 31, 2003 of $54,678.

(2)	For 2003, represents 401(k) plan matching contributions of $1,079 for Mr. Kroll, $2,676 for Mr. Cherkasky, $1,969 for Mr. Petrullo, $1,868 for Mr. Bucknam and $2,646 for Mr. Shmerling; pension contribution of $4,505 for Mr. Beber; group term life insurance benefits of $2,239 for Mr. Kroll, $1,991 for Mr. Cherkasky, $1,402 for Mr. Petrullo, $1,972 for Mr. Beber, $1,867 for Mr. Bucknam, and $1,603 for Mr. Shmerling; and reimbursement of housing costs of $75,000 for Mr. Beber. For 2002, represents 401(k) plan matching contributions of $2,750 for Mr. Kroll, $2,750 for Mr. Cherkasky, $2,750 for Mr. Petrullo, $2,750 for Mr. Bucknam and $1,971 for Mr. Shmerling; pension contribution of $4,505 for Mr. Beber; and group term life insurance benefits of $2,822 for Mr. Kroll, $4,008 for Mr. Cherkasky,

$4,008 for Mr. Petrullo, $2,295 for Mr. Beber, $4,008 for Mr. Bucknam and $1,675 for Mr. Shmerling. For 2001, represents 401(k) plan matching contributions of $1,688 for Mr. Kroll, $3,010 for Mr. Cherkasky, $1,094 for Mr. Petrullo, $2,625 for Mr. Bucknam and $2,100 for Mr. Shmerling; pension contribution of $4,129 for Mr. Beber; supplemental disability plan benefits of $12,174 for Mr. Kroll and $7,341 for Mr. Cherkasky; and group term life insurance benefits of $4,356 for Mr. Kroll, $1,518 for Mr. Cherkasky, $528 for Mr. Petrullo, $2,284 for Mr. Beber, $4,008 for Mr. Bucknam and $661 for Mr. Shmerling.

(3)	On May 15, 2001, Mr. Kroll became Executive Chairman of Kroll. From April 2000 until May 15, 2001, Mr. Kroll was Co-Chief Executive Officer of Kroll. Prior to that, Mr. Kroll was Chief Executive Officer of Kroll.

(4)	On May 15, 2001, Mr. Cherkasky became President and Chief Executive Officer of Kroll.

(5)	Mr. Cherkasky’s salary was increased from $416,000 per year to $550,000 per year on July 1, 2002.

(6)	Mr. Petrullo’s salary was increased from $155,000 per year to $190,000 per year on February 1, 2002. Effective January 1, 2003, Mr. Petrullo’s salary was increased to $270,000. In December 2003, his salary was increased to $300,000.

      Stock Options. The following table sets forth information on option grants during 2003 to the named executive officers pursuant to Kroll’s 1996 Stock Option Plan, as amended through 2003. The plan does not provide for the grant of stock appreciation rights.

Options Grants in the Last Fiscal Year

	Individual Grants(1)

	Number of	% of Total Options
	Securities	Granted to	Exercise or
	Underlying Options	Employees in	Base Price	Expiration	Grant Date
Name	Granted (#)	Fiscal Year	($/Share)	Date	Present Value(2)

Jules B. Kroll	50,000	2.8%	$18.10	3/13/13	$454,000
Michael G. Cherkasky	26,000	1.5%	$24.36	8/19/13	311,220
Michael A. Petrullo	50,000	2.8%	$24.36	8/19/13	598,500
Michael A. Beber	65,000	3.7%	$24.36	8/19/13	778,050
James R. Bucknam	10,000	0.6%	$24.36	8/19/13	119,700
Michael D. Shmerling	15,000	0.9%	$24.36	8/19/13	179,550

(1)	Mr. Kroll’s options vest in installments as follows: 1/3 of the grant vests on the date that is twelve months after the date of grant and 1/6 of the grant vests every six months thereafter. The options for the other named executive officers vest in installments as follows: (a) 50% of the options vest over time (the “Time Award”), with one third of the Time Award vesting on the first anniversary of the date of grant, one sixth of the Time Award vesting eighteen months after the date of grant, one sixth of the Time Award vesting twenty-four months after the date of grant, one sixth of the Time Award vesting thirty months after the date of grant and one sixth of the Time Award vesting thirty-six months after the date of grant; and (b) 50% of the options vest after the first anniversary of the date of grant according to performance (the “Performance Award”), with one third of the Performance Award vesting upon Kroll’s achieving a stock price equal to or greater than 115% of the exercise price for twenty consecutive trading days, one third of the Performance Award vesting upon Kroll’s achieving a stock price equal to or greater than 115% of the first performance vesting price for twenty consecutive trading days and one third of the Performance Award vesting upon Kroll’s achieving a stock price equal to or greater than 115% of the second performance vesting price for twenty consecutive trading days. Notwithstanding this vesting schedule for the Performance Award, all unvested Performance Award options vest in full five years from the date of grant. The exercise price of all options may be paid in cash or by the transfer of shares of Kroll’s common stock valued at their fair market value on the date of exercise. Each option becomes exercisable in full in the event of the execution of an agreement of merger, consolidation or reorganization pursuant to which

Kroll is not to be the surviving corporation or the execution of an agreement of sale or transfer of all or substantially all of the assets of Kroll.

(2)	The grant date present value is derived from a variation of the Black-Scholes option pricing model. The calculation assumes that no dividends will be declared during the life of these options. Additionally, the calculation assumes an expected option exercise life of 60 months (five years) with a corresponding risk-free interest rate of 3.3% based on the five-year United States treasury note yield as of December 31, 2003. Furthermore, the calculation assumes a stock volatility of 55.3%.

      The following table sets forth information concerning option exercises by each named executive officer during 2003 and unexercised stock options held by each named executive officer at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Number of Securities
		Value	Underlying	Value of Unexercised
		Realized ($)	Unexercised Options	In-the-Money Options
	Shares	(Market Price on	at FY-End (#)	at FY-End ($)(1)
	Acquired on	Exercise Less	Exercisable/	Exercisable/
Name	Exercise (#)	Exercise Price)	Unexercisable	Unexercisable

Jules B. Kroll	—	—	—/50,000	—/$395,000
Michael G. Cherkasky	10,000	$77,900	200,859/112,670	$2,152,014/$893,932
Michael A. Petrullo	—	—	48,098/95,002	$555,374/$482,576
Michael A. Beber	—	—	88,663/128,337	$1,046,539/$704,261
James R. Bucknam	6,000 (2)	$102,360	30,167/36,667	$300,900/$371,073
Michael D. Shmerling	—	—	68,999/60,001	$1,071,181/$537,969

(1)	Based on the December 31, 2003 closing price of Kroll’s common stock of $26.00 per share.

(2)	The shares acquired upon exercise of the options were sold simultaneously in a cashless exercise of the options.

      Employment Agreements. In March 2003 Jules B. Kroll entered into an employment agreement with Kroll for an “evergreen” two year term. The agreement provided for a base salary of $500,000 for 2003 and for subsequent annual calendar year increases of at least 4%. Mr. Kroll will be eligible to receive an annual bonus to be determined by the board of directors based on the performance of Kroll. Mr. Kroll also is entitled to participate in Kroll’s stock option, stock incentive and other benefit plans. In connection with the agreement, Mr. Kroll received a grant of 50,000 options. On each three-year anniversary of the agreement he will receive an additional $350,000. In the event Mr. Kroll’s agreement is terminated for any reason, he is entitled to receive compensation in accordance with Kroll’s normal pay practices upon a termination of employees for similar reasons. In addition, in the event the agreement is terminated due to Mr. Kroll’s death or disability or by Kroll for other than cause or by Mr. Kroll for good reason, he is entitled to receive a lump sum payment equal to the amount of his salary for the remainder of the term. Under his agreement, “cause” means the failure of Mr. Kroll to perform his duties as Executive Chairman, Mr. Kroll’s breach of the employment agreement that is not cured, gross insubordination or disloyalty to Kroll or pleading no contest or guilty to or being convicted of a felony. Under his agreement, “good reason” means any person or group other than Jules Kroll becoming the beneficial owner of 35% or more of the voting power of Kroll’s securities, any change in duties or responsibilities, any limitation on Mr. Kroll’s powers as Executive Chairman, a reduction in compensation or Kroll’s failure to comply with the employment agreement, all of which are subject to Kroll’s ability to cure. The agreement restricts Mr. Kroll from competing with Kroll during the term of the agreement and for two years after termination of the agreement if termination of employment is for cause or voluntary by him. In addition, the agreement provides for compensation arrangements if he leaves Kroll for any reason other than for cause. Additionally, Mr. Kroll has agreed that during his employment and at any time thereafter he will not and will not allow anyone else to use or license the name “Kroll” in connection with any business, goods or services which compete with any aspect of Kroll’s business. On April 15, 2004, Mr. Kroll’s employment agreement was amended to provide for an increase in annual base salary to $590,000.

      In May 1999 Michael G. Cherkasky entered into an employment agreement with Kroll for an “evergreen” two year term. The agreement provided for a base salary of $400,000 for 1999 and for subsequent annual calendar year increases of at least 4%. Mr. Cherkasky also is entitled to participate in Kroll’s annual bonus, stock option, stock incentive and other benefit plans. In connection with the agreement, he received a signing bonus of $140,000, payable $40,000 in May 1999 and $100,000 in January 2000. On each three-year anniversary of the agreement he will receive an additional $350,000. In the event the agreement is terminated due to Mr. Cherkasky’s death or disability or by Kroll for other than cause or by Mr. Cherkasky for good reason, he is entitled to receive a lump sum payment equal to the amount of his salary, annual bonus, the three-year anniversary payment, stock options and incentive stock for the remainder of the term. Under his agreement, “cause” means conviction of a felony and “good reason” includes a change in duties or responsibilities, a reduction in compensation or any person or group other than Jules Kroll becoming the beneficial owner of 35% or more of the voting power of Kroll’s securities. The agreement restricts Mr. Cherkasky from competing with Kroll during the term of the agreement. On June 13, 2002, Mr. Cherkasky’s employment agreement was amended to provide for: (1) an increase in annual base salary to $550,000; (2) the payment of an annual bonus to be determined by the board of directors based on Kroll’s performance; (3) a grant of 50,000 stock options awarded upon the effective date of the amendment to the employment agreement; (4) a grant of 25,000 incentive shares awarded effective January 1, 2003, vesting pro rata over three years; and (5) compensation arrangements if he leaves Kroll for any reason other than for cause. On April 15, 2004, Mr. Cherkasky’s employment agreement was amended to provide for an increase in annual base salary to $655,000.

      Kroll has also entered into employment agreements with each of the following named executive officers providing for annual base salaries in the listed amounts: Michael A. Petrullo, $300,000 (expiring on December 31, 2006); Michael A. Beber, $450,000 (expiring on June 30, 2006); and James R. Bucknam, $350,000 (expiring on December 31, 2004). Kroll had an employment agreement with Michael D. Shmerling which expired on December 31, 2003, providing for an annual base salary of $300,000. Mr. Shmerling’s employment agreement is being continued on a year-to-year basis. Each of these executive officers is also entitled to participate in an annual bonus plan established by the compensation committee and/or the board of directors. In connection with Mr. Petrullo’s agreement, he received a grant of 12,000 shares of restricted stock, and on the third-year anniversary of his agreement, he will receive a bonus of $150,000. In connection with Mr. Beber’s agreement, he received a grant of 15,000 shares of restricted stock and a signing bonus of $25,000, and Kroll agreed to pay certain of his housing costs upon Mr. Beber’s relocation from Toronto to New York. Mr. Beber will also be entitled to receive a stay bonus of $250,000 at the end of the term of the agreement.

      Under Mr. Petrullo’s employment agreement, Kroll can terminate Mr. Petrullo’s employment at any time with or without cause, except that, in a case of termination without cause, Mr. Petrullo is entitled to receive compensation for the greater of the balance of the term of the agreement and 18 months, medical coverage for 18 months and acceleration of the payment of his third-year anniversary bonus. Under Mr. Beber’s employment agreement, Kroll can terminate Mr. Beber’s employment at any time with or without cause, except that, in a case of termination without cause, Mr. Beber is entitled to receive compensation for the greater of the balance of the term of the agreement and 18 months, medical coverage for 18 months and acceleration of the payment of his stay bonus and pension entitlement of up to $300,000. Under Mr. Bucknam’s employment agreement, Kroll can terminate Mr. Bucknam’s employment at any time with or without cause, except that, in a case of termination without cause, Mr. Bucknam is entitled to receive compensation for the greater of the balance of the term of the agreement and one year. Under Mr. Shmerling’s employment agreement, Kroll can terminate Mr. Shmerling’s employment at any time with or without cause, except that, in a case of termination without cause, Mr. Shmerling is entitled to receive compensation for the greater of the balance of the term of the agreement and one year and participation in all insurance plans in which he had participated when employed by Kroll for the greater of the balance of the term of the agreement or one year. Each of Mr. Petrullo’s, Mr. Beber’s, Mr. Bucknam’s and Mr. Shmerling’s employment agreements provides that if Kroll does not renew the agreement for at least one year at the end of the term, he will receive an amount equal to one year’s base salary. Each of Mr. Petrullo’s, Mr. Beber’s, Mr. Bucknam’s and Mr. Shmerling’s employment agreements restricts him from competing with Kroll during the term of the agreement and for two years after termination of the agreement if termination of employment is for cause or voluntary by him.

Equity Compensation Plan Information

      The following table sets forth aggregate information concerning Kroll’s compensation plans under which its common stock is authorized for issuance as of December 31, 2003.

			(c)
			Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to Be Issued	Weighted Average	Equity Compensation
	upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders	2,847,112	$19.36	355,684
Equity compensation plans not approved by security holders	3,862,454	$16.52	9,229

Total(1)	6,709,566	$17.72	364,913

(1)	Includes options granted under stock option plans assumed by Kroll in various acquisitions, after giving effect to the applicable exchange ratios. No further shares are available for issuance under these assumed plans.

     Equity Compensation Plans Not Approved By Security Holders

      Kroll has a total of 4,087,500 shares of common stock reserved for issuance under its Amended and Restated 2000 Stock Option Plan for Employees. The plan became effective on May 12, 2000 and will expire on May 11, 2010. The plan was not required to be and has not been approved by Kroll stockholders. The plan provides for the granting of non-qualified stock options to employees of Kroll and its subsidiaries who are not officers of Kroll at the fair market value of Kroll common stock at the grant date. Unless the option grants provide otherwise, each stock option granted under this plan vests in three equal installments on each of the first, second and third anniversaries of the date of grant. Certain options granted in 2003, however, vest on the same terms as the inducement awards described below. Options granted under the plan generally have terms of ten years.

      During 2003, Kroll granted options to certain people as an inducement to their accepting employment with Kroll. These options were granted outside of any of Kroll’s option plans described above, pursuant to a Nasdaq-approved exception to the recently adopted Nasdaq rule requiring stockholder approval of option plans and/ or grants. Kroll granted 29,600 inducement award options to five people which vest as follows: (a) 50% of these options vest over time (the “Time Award”), with one third of the Time Award vesting on the first anniversary of the date of grant (“Grant Date”), one sixth of the Time Award vesting eighteen months after the Grant Date, one sixth of the Time Award vesting twenty-four months after the Grant Date, one sixth of the Time Award vesting thirty months after the Grant Date and one sixth of the Time Award vesting thirty-six months after the Grant Date; and (b) 50% of these options vest after the first anniversary of the Grant Date according to performance (the “Performance Award”), with one third of the Performance Award vesting upon Kroll’s achieving a stock price equal to or greater than 115% of the exercise price for twenty consecutive trading days, one third of the Performance Award vesting upon Kroll’s achieving a stock price equal to or greater than 115% of the first performance vesting price for twenty consecutive trading days and one third of the Performance Award vesting upon Kroll’s achieving a stock price equal to or greater than 115% of the second performance vesting price for twenty consecutive trading days. Notwithstanding this vesting schedule for the Performance Award, the unvested portion of the Performance Award vests in full on the fifth anniversary of the Grant Date. Kroll also granted 400,000 inducement award options to 12 people in connection with the acquisition of Factual Data Corp., which vest as follows: 25% on the first anniversary of grant, 25% on the second anniversary of grant and 50% on the third anniversary of grant. The inducement awards were granted with an exercise price equal to the per share fair market value of Kroll common stock on the date of grant.

Report of the Compensation Committee on Executive Compensation

      The policy of the compensation committee of the board of directors is to provide compensation that attracts, motivates and retains a highly qualified management team meeting the special management requirements of Kroll. The compensation program is central to the successful operation and growth of Kroll and is intended to align closely the interests of management and employees with those of Kroll’s stockholders.

      Statement of Purpose. The compensation committee believes that the compensation program must enable Kroll to attract a limited number of executives possessing the critical experience for key positions at Kroll and to retain and motivate strong, capable management. Concurrently, the cost of management compensation must bear a reasonable relationship to the performance of Kroll and market comparable companies and the total return on investment to Kroll stockholders. The goals of the compensation committee in overseeing the Kroll compensation program are as follows:

•	To encourage and reward entrepreneurial spirit and business success each year in the operating divisions of Kroll while supporting the structure and teamwork necessary for profitable long-term growth in Kroll’s business.

•	To provide executives who succeed within Kroll the opportunity to build capital value through equity ownership, consistent with Kroll’s stockholders building corresponding value.

      Kroll provides compensation comprised of (1) base salary, (2) annual variable cash bonuses, which are based on both individual and corporate performance and (3) long-term incentive compensation, which is in the form of stock options granted at the fair market value of Kroll’s common stock on the date of grant and grants of restricted stock. If Kroll’s 2004 Incentive Compensation Plan is approved by stockholders, long-term incentive compensation will be in the form of stock options granted at no less than 110% of the fair market value of Kroll’s common stock as well as grants of restricted stock. Executive officers are also eligible to participate in other benefit plans available to employees generally, including the 401(k) plan and health and welfare plans.

      Cash Compensation. Salaries are reviewed annually and are determined based on each executive’s experience, specific executive responsibilities, the changing nature of these responsibilities and individual performance. Total cash compensation each year can be increased or decreased substantially from the prior year, depending on the awarding of any annual incentive payment and the size of that award, if any.

      Kroll has employment agreements with its executive officers, including Jules B. Kroll, Executive Chairman of the Board, Michael G. Cherkasky, Chief Executive Officer, Michael A. Petrullo, Chief Operating Officer, Steven L. Ford, Chief Financial Officer, Michael A. Beber, Executive Vice President, Strategic Development, James R. Bucknam, Executive Vice President, Operations, Sabrina H. Perel, Executive Vice President, General Counsel and Secretary, and Michael D. Shmerling, Executive Vice President and President, Background Screening Services Group. The employment agreements of the named executive officers, including their annual base salary, are described above under “— Employment Agreements.”

      Based on the performance appraisal provided by Kroll’s executive management and market data for comparable positions, the compensation committee reviews the compensation of Kroll’s executive officers in accordance with the terms of their employment agreements, as well as any variation in their compensation that the compensation committee determines is warranted in accordance with the criteria described above. Effective March 13, 2003, Kroll, upon the approval of the compensation committee, entered into a new employment agreement with Mr. Kroll, which agreement was amended in April 2004, upon the approval of the compensation committee. On June 13, 2002, Kroll, upon the approval of the compensation committee, entered into an amendment to the employment agreement with Mr. Cherkasky. Mr. Cherkasky’s employment agreement was amended again in April 2004 upon the approval of the compensation committee. See

“— Employment Agreements” for a description of the material terms and conditions of these employment arrangements.

      In 2003, the compensation committee engaged Mercer Human Resources Consulting, a well regarded compensation consulting firm, to provide on-going market data and analysis and advice on executive compensation. Based on recommendations from Mercer Human Resources, the compensation committee developed a formula for determining cash bonuses for executive officers. Each executive officer would be entitled to receive a specific percentage of his or her salary as a bonus if Kroll achieved targeted financial performance levels relating to operating profit. In addition, based upon the individual performance of the executive officers, the compensation committee could, in its discretion, award additional amounts as cash bonuses as it deems appropriate. In 2003, Kroll achieved the targeted financial performance levels established by the compensation committee, and the committee awarded cash bonuses to the executive officers for 2003. Kroll generally pays the bonuses for each fiscal year in the first quarter of the following year.

      Long-Term Stock Incentives. Kroll’s overall compensation plan also provides long-term incentives through the granting of stock options at market competitive levels under Kroll’s 1996 Stock Option Plan and the granting of shares of restricted stock under Kroll’s Amended and Restated Stock Incentive Plan, with the compensation committee responsible for approving grants to Kroll’s executive officers. The purpose of these plans is to provide long-term compensation which encourages ownership in Kroll by employees who are responsible for Kroll’s performance and which aligns the interest of management with that of stockholders. There is no specific formula for determining long-term compensation awards, but management recommendations, individual contribution to corporate performance and market practices are considered. In addition, the compensation committee considers the advice of Mercer Human Resources Consulting based upon market data and analysis. Options were awarded to Mr. Kroll in March 2003 in connection with his new employment agreement and to Messrs. Cherkasky, Petrullo, Ford, Beber, Bucknam, Shmerling and Ms. Perel in August 2003. The compensation committee will continue to evaluate the extent to which options are cost effective, relative to other forms of equity grants, based on Kroll’s future accounting practices and, if Kroll’s 2004 Incentive Compensation Plan is approved by stockholders, the fact that future options will be granted at no less than 110% of the fair market value of Kroll’s common stock. Shares of restricted stock were awarded to Messrs. Kroll, Cherkasky, Petrullo, Ford, Beber and Shmerling and Ms. Perel in June 2003 and to Mr. Petrullo and Ms. Perel in December 2003 in connection with their new employment agreements. Separately, Mr. Cherkasky received a grant of 25,000 shares of restricted stock on January 2, 2003 that had been awarded to him in 2002 in connection with the amendment of his employment agreement. This grant to Mr. Cherkasky was not made under the Stock Incentive Plan.

      Section 162(m) of the Internal Revenue Code and its related regulations limit the deductibility of non-“performance based” compensation received by each of Kroll’s named executive officers to $1 million per year. Compensation meeting criteria specified in Section 162(m) is considered “performance based” and is excluded from the limitation on deductibility. Kroll’s 1996 Stock Option Plan and all options granted to Kroll’s executive officers under the plan are designed to meet the Section 162(m) criteria for performance based compensation. The policy of the compensation committee is to maintain a compensation program that maximizes the creation of long-term stockholder value. Deductibility of compensation is only one of many factors used by the compensation committee to determine appropriate levels of compensation, and in the future the compensation committee may reevaluate the importance of the deductibility of compensation. The compensation committee currently does not expect the Section 162(m) limitation to be an issue in its compensation decisions during 2004.

J. Arthur Urciuoli, Chairman
Judith Areen
Peter A. Cohen
Thomas E. Constance
Raymond E. Mabus

Report of the Audit Committee

      The audit committee of the board of directors reviewed and discussed with Kroll management Kroll’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The audit committee also discussed with Deloitte & Touche LLP, Kroll’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, regarding the scope and results of the annual audit. The audit committee also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with Deloitte & Touche its independence from Kroll. The audit committee also considered the fees and services of Deloitte & Touche as disclosed under “Auditors’ Fees and Services” below and determined that such fees and services are compatible with maintaining the independence of Deloitte & Touche.

      Based on the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in Kroll’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

      As is more further described in Proposal 3 in this proxy statement, the audit committee also appointed Deloitte & Touche LLP to be Kroll’s independent public accountants for the fiscal year ending December 31, 2004.

Raymond E. Mabus, Chairman
Peter A. Cohen
J. Arthur Urciuoli

Auditors’ Fees and Services

      The following table sets forth the fees paid or accrued by Kroll for the audit and other services provided by Deloitte & Touche for fiscal 2003 and 2002.

	2003	2002

Audit Fees(1)	$1,356,775	$1,677,259
Audit-Related Fees(2)	279,595	1,109,905
Tax Fees(3)	142,644	331,324
All Other Fees(4)	7,841	12,453

Total	$1,786,855	$3,130,941

(1)	Audit fees represent fees for professional services provided in connection with the audit of Kroll’s annual financial statements and review of Kroll’s quarterly financial statements, consultation with management as to the accounting or disclosure treatment of transactions or events and/ or the actual or potential impact of proposed rules, standards or interpretations by the SEC and FASB, international statutory audits for Kroll’s subsidiaries, review of Kroll’s registration statements filed with the SEC, review of the private placement memorandum for Kroll’s 1.75% convertible subordinated notes due 2014 and the issuance of a comfort letter in connection with the private placement of those notes.

(2)	Audit-related fees consisted of fees for due diligence in connection with acquisitions, consultation on accounting issues, including analysis and interpretation of accounting principles and their application, and the audit of Zolfo Cooper LLC upon its acquisition by Kroll in 2002.

(3)	Tax fees included fees for tax compliance, tax advice and tax planning services.

(4)	All other fees included employee related services, such as applications for work permits, review of stock option plans and payroll issues and other miscellaneous services.

      The audit committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditors. Under the policy, the audit committee will approve the annual financial statement audit and quarterly review services prior to the engagement of the independent auditors on an annual basis. The policy provides for the general pre-approval of specific audit-related and non-audit services not prohibited by law to be performed by Kroll’s independent auditors and associated fees up to a maximum for any one service of $75,000 or $200,000 in the aggregate. The policy requires specific pre-approval of all other permitted services. Management must report to the audit committee on a timely basis regarding the services provided by the independent auditor in accordance with general pre-approval.

KROLL STOCK PRICE PERFORMANCE

      The following graph compares the performance of Kroll’s common stock with the performance of companies included in the Russell 2000 Index of Small Capitalization Companies and in a self-constructed peer group index. The graph assumes that $100 was invested on December 31, 1998 and that any dividends were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG KROLL, THE RUSSELL 2000 INDEX
AND A PEER GROUP

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Kroll Inc. Company	$41.84	$15.21	$38.29	$48.38	$65.93
Russell 2000 Index	$121.26	$117.59	$120.52	$95.83	$141.11
Peer Group Index	$59.72	$75.37	$94.21	$106.33	$122.84

      Because Kroll has operated in multiple business segments, no published peer group accurately mirrors Kroll’s business. Accordingly, Kroll has created a special peer group, currently composed of ChoicePoint, Inc., FTI Consulting, Inc., BearingPoint, Inc. (formerly KPMG Consulting, Inc.) and Navigant Consulting, Inc. The returns of each company are weighted according to its respective stock market capitalization. The peer group was selected based upon criteria including business activities, industries served, size of company and market capitalization.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

      The following table sets forth the beneficial ownership of Kroll’s common stock as of March 31, 2004 by (1) each beneficial owner of more than five percent of the common stock, (2) each director and named executive officer individually and (3) all current directors and executive officers of Kroll as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect to such shares.

	Beneficial Ownership

Name	Number(1)	Percent

Jules B. Kroll(2)(3)	2,958,105	7.4%
Michael G. Cherkasky(2)	317,535	*
Michael A. Petrullo(2)	80,123	*
Michael A. Beber(2)	116,031	*
James R. Bucknam(2)	47,846	*
Michael D. Shmerling(2)(4)	523,282	*
Judith Areen(2)	5,200	*
Peter Cohen(2)	—	*
Thomas E. Constance(2)	24,999	*
Simon V. Freakley(2)	141,634	*
Raymond E. Mabus(2)	30,999	*
J. Arthur Urciuoli(2)	29,999	*
All current directors and executive officers as a group (14 persons)	4,354,759	10.7%
Westcap Investors LLC(5)	2,329,951	5.8%

*	Less than 1%.

(1)	Includes the following numbers of shares of common stock which may be acquired through the exercise of currently exercisable stock options or stock options which become exercisable within 60 days after March 31, 2004: Mr. Kroll, 16,664 shares; Mr. Cherkasky, 235,027 shares; Mr. Petrullo, 63,100 shares; Mr. Beber, 111,998 shares; Mr. Bucknam, 46,834 shares; Mr. Shmerling, 91,500 shares; Dean Areen, 5,000 shares; Mr. Cohen, none; Mr. Constance, 24,999 shares; Mr. Freakley, 101,830 shares; Mr. Mabus, 30,999 shares; Mr. Urciuoli, 24,999 shares; and all current directors and executive officers as a group, 819,600 shares. Also includes the following numbers of shares of restricted stock: Mr. Kroll, 10,518 shares; Mr. Cherkasky, 39,025 shares; Mr. Petrullo, 15,225 shares; Mr. Beber, 3,833 shares; Mr. Bucknam, none; Mr. Shmerling, 2,103 shares; Dean Areen, none; Mr. Cohen, none; Mr. Constance, none; Mr. Freakley, 3,038 shares; Mr. Mabus, none; Mr. Urciuoli, none; and all current directors and executive officers as a group, 80,097 shares.

(2)	The address for each executive officer and director is c/o Kroll Inc., 900 Third Avenue, New York, New York 10022.

(3)	Does not include 192,560 shares held by trusts for the benefit of Mr. Kroll’s adult children, in which shares Mr. Kroll disclaims any beneficial interest.

(4)	Includes 424,391 shares that are held in joint tenancy with Mr. Shmerling’s wife and 4,000 shares held as custodian for the benefit of Mr. Shmerling’s children.

(5)	The address for Westcap Investors is 1111 Santa Monica Blvd., Ste. 820, Los Angeles, CA 90025.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Kroll’s executive officers and directors, and persons who beneficially own more than ten percent of Kroll’s equity securities, to file reports of security ownership and changes in that ownership with the Securities and Exchange Commission. These persons are also required by SEC regulations to furnish Kroll with copies of all Section 16(a) forms they file. Based solely upon a review of copies of these forms and written representations from its executive officers and directors, Kroll believes that all Section 16(a) forms were filed on a timely basis during and for 2003, except that one

Form 4 to report a grant of options in August 2003 was not timely filed by each of Messrs. Cherkasky, Petrullo, Beber, Bucknam, Ford, Simon Freakley and Shmerling and Ms. Perel.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      It is a policy of the Kroll board of directors that any future transactions between Kroll and its officers, directors, principal stockholders and their affiliates, be on terms no less favorable to Kroll than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the board of directors. In addition, the board of directors reviews each transaction between Kroll and any of its officers, directors, principal stockholders and their affiliates on an ongoing basis, and any potential related transaction must be approved by the independent directors.

      Described below are certain transactions and relationships between Kroll and certain of its officers, directors and principal stockholders, which have occurred during the last fiscal year. Except with respect to interest rates charged on certain of the intercompany notes and accounts payable/receivable, Kroll believes that the material terms of the various transactions were as favorable as could have been obtained from unrelated third parties.

Intercompany Notes and Accounts Payable/ Receivable

      Kroll Background America leases office space and furnishings in Nashville, Tennessee from companies controlled by Mr. Shmerling and his family. For the year ended December 31, 2003, Kroll Background America leased 29,093 square feet of space and paid rent of $587,970.

      Jules Kroll reimburses Kroll for a portion of general and administrative expenses, including outside professional fees, office rent and travel expenses, which were incurred on his behalf. For the year ended December 31, 2003, Mr. Kroll reimbursed Kroll for expenses of $137,563.

Other

      Mr. Constance, who became a director of Kroll in December 2000, is a partner in the law firm of Kramer Levin Naftalis & Frankel LLP, which provides legal services to Kroll.

SUBMISSION OF STOCKHOLDER PROPOSALS

      Stockholder proposals that are intended to be included in Kroll’s 2005 proxy statement for presentation at the Kroll 2005 Annual Meeting of Stockholders should be sent to Kroll at 900 Third Avenue, New York, New York 10022 and must be received by January 26, 2005. Such proposals must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in Kroll’s proxy statement for its 2005 Annual Meeting of Stockholders.

      Stockholder proposals that are not intended to be included in Kroll’s 2005 proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, should be sent to Kroll at 900 Third Avenue, New York, New York 10022 and must be received between January 26 and March 12, 2005.

      For information concerning the procedures for stockholders to recommend nominees for election as directors, see “Proposal No. 1 — Information about the Board of Directors and Corporate Governance — Consideration of Director Nominees.”

OTHER BUSINESS

      Kroll is not aware of any other matters which properly may be presented at the meeting other than those discussed above. However, if other matters do come before the meeting or any adjournment thereof, proxies will be voted on those matters in accordance with the discretion of the proxies.

ANNEX A

KROLL INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

(AS OF JUNE 3, 2003)

Purpose

      The Audit Committee (the “Committee”) is established by the Board of Directors (the “Board”) of Kroll Inc. together with its subsidiaries (collectively the “Company”) to oversee (1) the integrity of the financial statements of the Company, and its accounting and financial reporting processes including its disclosure controls and procedures, (2) the independent auditors’ qualifications, independence and performance, (3) the qualifications, independence and performance of the Company’s internal audit function and (4) the compliance by the Company with legal and regulatory financial requirements.

Limitation of Committee’s Role

      While the Committee has the responsibilities and powers set forth in this Charter, subject to legal and regulatory requirements, it is not the duty of the Committee to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations; nor to plan or conduct audits. These are the responsibilities of Management and the Internal Audit Department, respectively. The independent auditors are responsible for carrying out the external audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America, and applicable laws, rules and regulations.

Reliance on Information Provided

      In adopting this Charter, the Board acknowledges that the Company’s Management and internal auditors, as well as the independent auditors, have more time, knowledge and detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, subject to legal and regulatory requirements, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work or compliance with auditing standards generally accepted in the United States of America. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

Committee Membership

1. Number. The Committee shall consist of at least three members of the Board, as determined from time to time by the Board.

2. Independence. Except as otherwise permitted by the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules of the Securities and Exchange Commission (the “Commission”) and the NASDAQ Stock Market (“NASDAQ”), each member of the Committee shall be “independent” as defined by the Exchange Act and the Sarbanes-Oxley Act of 2002 (“Sarbanes”), as appropriate, and the rules and regulations promulgated by the Commission and NASDAQ thereunder.

3. Financial Literacy. Each member of the Committee shall be able to read and understand comparable financial statements, including the Company’s balance sheet, income statement and cash flow statement at the time of his or her appointment to the Committee. At least one member of the

Committee shall be a “financial expert” as defined by applicable Commission and NASDAQ rules. All members of the Committee shall participate in continuing education programs as set forth in the rules developed by the NASDAQ Listing and Hearings Review Council.

4. Chair. Unless a chairperson is designated by the Board, the members of the Committee may designate a chairperson (the “Chair”) by majority vote of the full Committee.

5. Compensation. The compensation of the Chair and the other members of the Committee shall be as determined by the Board. No member of the Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board or a committee thereof.

6. Selection and Removal. Members of the Committee shall be appointed by the Board. The Board may remove members of the Committee, with or without cause at any time. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy.

Committee Authority and Responsibility

A. General

      The Committee shall have all authority necessary or implied in order to carry out its duties and responsibilities as well as such other duties as may be delegated from time to time by the Board. In carrying out such duties and responsibilities, the Committee’s policies and procedures should remain flexible in order to react to changing conditions and circumstances. The policies and procedures set forth herein are therefore set forth as a guide with the understanding that the Committee may alter or supplement them as appropriate.

      The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Checklist (Checklist). The Checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated Checklist will be considered to be an addendum to this charter.

B. Oversight of the Independent Auditors

1. Selection. The Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditors (subject, if applicable, to stockholder ratification).

2. Compensation. The Committee shall be solely and directly responsibility for setting the compensation of the independent auditors. The Committee is empowered, without further action by the Board, to cause the Company to pay the fees and expenses of the independent auditors established by the Committee.

3. Non-Audit Services. The Committee shall establish policies and procedures for the engagement of the independent auditors to provide such non-audit services as may be legally performed, and for determining the compensation to be paid for such services, and consider whether the independent auditors’ performance of any non-audit services is compatible with the independent auditors’ independence. The Committee shall cause the Company to disclose in its periodic reports filed with the Commission the approval by the Committee of any non-audit services to be performed by the independent auditors.

4. Oversight. The independent auditors shall report directly to the Committee and the Committee shall be solely and directly responsible for overseeing the independent auditors — including resolution of disagreements between management and the independent auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work.

C. Financial Statement and Disclosure Matters

      These procedures are found in the Checklist.

D. Oversight of the Company’s Internal Audit Function

1. Performance Review. The Committee shall review and evaluate the performance of the head of the Company’s internal auditing department and, if appropriate, recommend the selection of a new person. Any change in the incumbent in such position or in his or her compensation shall not be made without the approval of the Committee. The head of the Company’s internal auditing department shall have unrestricted access to the Committee as part of the Committee’s responsibility to assure the independence of the internal audit function. Further procedures are to be found in the Checklist.

Procedures and Administration

1. Meetings. The Committee shall meet at least four times per year and more frequently as it believes is necessary or appropriate to fulfill its duties and responsibilities. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee shall meet at least annually, in separate executive sessions, with (a) the Company’s management, (b) the head of the Company’s internal auditing department and (c) the Company’s independent auditors.

2. Quorum. A majority of the Committee shall constitute a quorum for the taking of any action at any meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

3. Subcommittees. The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

4. Independent Advisors. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, who may be regular advisors to the Company. The Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the fees and expenses of any advisors retained by the Committee.

5. Administrative Expenses. The Committee is empowered, without further action by the Board, to cause the Company to provide appropriate funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.

6. Reports to Board. The Committee shall keep such records of its meetings as it shall deem appropriate and make regular reports to the Board.

7. Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board for approval any proposed changes which the Committee believes are necessary or appropriate.

8. Review of Committee’s Performance. The Committee shall annually review the Committee’s own performance.

9. Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate. The Committee shall have access to all books, records, facilities and personnel of the Company. The Company may request any Company personnel, or the Company’s outside legal counsel or independent auditors, to meet with the Committee or any of its members or advisors.

ANNEX B

KROLL INC.

NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE CHARTER

I.	Purpose

      The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the full Board of Directors (the “Board”) of Kroll Inc. (the “Company”) to (1) develop and recommend to the Board for adoption a process for identifying candidates for Director, including a policy and procedures regarding nomination recommendations of securityholders; (2) recommend nominees for election or appointment to the Board consistent with criteria approved by the Board; (3) recommend to the Board nominees for each Board committee; (4) recommend to the Board appropriate compensation for non-employee directors for their service on the Board and committees of the Board; (5) develop and recommend to the Board for adoption corporate governance principles applicable to the Company; (6) develop and recommend to the Board for adoption procedures to permit more effective communication from stockholders to the Board; and (7) lead the Board and its committees in their annual review of performance.

II.	Committee Membership and Operations

      The Committee shall consist of no fewer than three members of the Board, all of whom shall meet the independence requirements of the Nasdaq National Market.

      The members of the Committee shall be appointed by the Board on the recommendation of the Committee. Committee members may be removed at any time, with or without cause, and replaced by the Board. Committee members may designate a Chairman of the Committee by majority vote of the Committee members, unless a Chairman is appointed by the Board.

      The Committee shall meet at least two times annually.

      The Chairman of the Committee may call a meeting of the Committee upon due notice to each other member at least twenty-four hours prior to the meeting and any member of the Committee may do so upon due notice at least forty-eight hours prior to the meeting. To the extent practicable, an agenda shall be distributed along with the notice of meeting.

      A quorum at any Committee meeting shall be a majority of its members present. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held. The Committee may adopt such other procedures relating to the conduct of its proceedings as are consistent with the Company’s corporate governance principles and as the Committee otherwise deems appropriate.

      The Committee may form and delegate authority to subcommittees of the Committee as determined by the Committee to be necessary or advisable.

III.	Committee Powers, Authority, Duties and Responsibilities

A. Process for Identifying Candidates for Director

1. The Committee shall develop a process to identify candidates to be recommended to the Board for nomination as directors. The process shall include consideration of candidates recommended by stockholders in accordance with the policy and procedures established pursuant to Section III B. below.

2. The Company believes in the importance of maintaining continuity on the Board, and of directors having a personal familiarity with the Company’s business and operations and an informed perspective on the challenges facing the Company. The Company believes that these objectives can best be achieved by the continued service of qualified directors on the Board. Accordingly, the process shall reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

3.	The process shall at a minimum:

•	reflect the minimum qualifications that in the view of the Committee are required for membership on the Board;

•	reflect any additional qualifications that in the view of the Committee are required of one or more members of the Board;

•	provide for the consideration of the qualifications and contributions of incumbent Board members who consent to re-election;

•	provide for the identification and evaluation of potential nominees for positions for which the Committee does not select qualified incumbents for re-election;

•	take into consideration the views of management; and

•	provide for appropriate documentation of the nominations process.

B. Policy and Procedures Regarding Nominating Recommendations of Security Holders

1. The Committee shall develop and recommend to the Board for adoption, a policy regarding consideration of nominees for election to the Board recommended by stockholders of the Company who are entitled to vote generally in the election of directors.

2. The policy shall state at a minimum that the Committee will consider candidates recommended by stockholders of the Company.

3. The policy shall contain any other elements that the Committee deems appropriate. These elements may include requirements relating to share ownership of recommending stockholders; qualifications of recommended candidates; and compliance with procedures for submission of stockholders’ recommendations.

4. The Committee shall adopt procedures for submission of stockholders’ recommendations to the Committee, consistent with the policy adopted by the Board. These procedures shall at a minimum include requirements and specifications relating to:

•	the timing for submission of recommendations;

•	the manner and form of submission of recommendations;

•	information required to be provided concerning the recommended nominee;

•	information required to be provided concerning the recommending stockholder;

•	the consent of the proposed nominee to serve if nominated and elected; and

•	the consent of the nominee to be contacted and interviewed by the Committee.

C. Recommendation of Candidates

      The Committee shall evaluate the qualifications of potential candidates for director, including any candidates recommended by stockholders, in accordance with the provisions of the Company’s Bylaws and applicable law, consistent with the criteria for selection of new directors, and in accordance with the process, policy and procedures established pursuant to Sections IIIA. and IIIB. above. The Committee shall recommend to the Board the nominees for election at the next annual meeting or any special meeting of stockholders and any person to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size.

D. Evaluation of Independence of Directors

      The Committee shall make an evaluation of the independence of each member of the Board in accordance with the standards of independence referenced to in Section II above and shall make recommendations to the Board in accordance with its evaluation.

E. Policy on Director Attendance at Annual Meetings

1. The Committee shall formulate and recommend to the Board for adoption a policy regarding attendance of directors at annual meetings of the Company’s stockholders.

2. The policy may provide for attendance of directors by appropriate means of electronic conferencing.

F. New Director Orientation

      The Committee shall oversee the orientation and training of newly elected or appointed directors.

G. Board Committee Structure and Membership

      The Committee shall advise the Board with respect to the structure and operations of the various committees of the Board and qualifications for membership thereon, including policies for removal of members and rotation of members among other committees of the Board. The Committee shall also make recommendations to the Board regarding which directors should serve on the various committees of the Board.

H. Director Membership

      The Committee shall annually review the advisability of any changes in policies relating to Board and committee membership, including the number, composition, qualifications and term of service of directors, and make recommendations to the Board regarding such policies.

I. Non-Employee Director Compensation

      The Committee shall annually review and advise the Board with respect to proposed changes in compensation of non-employee directors for Board or committee service, including the terms of any equity compensation awards and benefit arrangements for such directors.

J. Corporate Governance Principles

      The Committee shall develop and recommend to the Board for adoption a set of corporate governance principles and shall assist the Board in implementing those principles. The Committee shall annually review the corporate governance principles and recommend proposed changes to the Board for adoption.

K. Code of Conduct and Ethics

      The Committee shall consider and act upon any amendments to the Company’s Code of Conduct and Ethics and upon any requests by executive officers for waivers under the Code of Conduct and Ethics.

L. Transactions with Directors and Executive Officers

      The Committee shall determine whether to approve the participation of a director or executive officer in any transaction in which the Company or its subsidiaries are financially interested, either in the expectation of profit or because of the possibility of loss or liability.

      No director or executive officer shall engage in any such transaction unless the participation of the director or executive officer has been approved in advance by the Committee or by the Board.

      In determining whether to approve the participation of the director or executive officer, the Committee shall consider whether such participation is consistent with the purposes and principles of the Company’s Code of Conduct and Ethics and is in compliance with applicable law. Participation for these purposes includes both the direct, personal participation of a director or executive officer or indirect participation because of the involvement of immediate family members or entities controlled by the director or executive officer and/or their immediate family members.

M. Procedures for Security Holder Communications with the Board

1. It is the policy of the Company to facilitate securityholder communications to the Board.

2. The Committee shall develop procedures for securityholders to send communications to the Board. These procedures shall at a minimum include requirements and specifications relating to:

•	the manner and form in which communications may be submitted;

•	the information required to be provided concerning the communicating security holder;

•	protocols for accepting, previewing, organizing and commenting upon submissions before delivery to Board members, including any criteria for screening proposals;

•	the manner and timing of delivery of communications to the Board; and

•	the review and recommendation on stockholder proposals received in compliance with Regulation 14A under the Securities Exchange Act of 1934 or referral of consideration of such proposals to the Chief Executive Officer, as it deems appropriate.

N. Board, Committee and Management Evaluations

      The Committee shall develop and recommend to the Board for its adoption an annual process for self-evaluations of the Board, its committees and management. The Committee shall oversee the annual self-evaluations. The self-evaluation process shall generally involve the following steps, with such modifications and/or such other steps as the Committee deems appropriate in the circumstances:

•	An annual questionnaire soliciting the directors’ views on the functioning and effectiveness of the Board and its committees, and their suggestions for improvement, will be sent to each director.

•	The responses will be collated and discussed with the Board Chairman and the chairmen of the committees of the Board, as appropriate.

•	Except for any comments relating to individual directors, the responses will be organized and summarized for presentation to and discussion by the full Board.

•	Any comments concerning individual directors will be directed only to the chairman of the Committee, and to the other committee chairmen, as appropriate.

      The Committee will review and assess the adequacy of the self-evaluation process on an annual basis.

O. Engagement of Search Firms and Other Advisors

      The Committee may retain and terminate any search firm engaged to identify director candidates, and may retain outside counsel and any other advisors as the Committee may deem appropriate. The Committee shall have authority to approve fees and other terms relating to the retention of any such search firm or other advisor retained by the Committee.

P. Committee Charter

      The Committee shall annually reassess the adequacy of this charter and recommend any proposed changes to this charter to the Board for its approval.

Q. Committee Performance Evaluation

      The Committee shall conduct and present to the Board an annual performance evaluation of the Committee.

R. Other Duties

      The Committee shall perform such other duties as are delegated to it by the Board from time to time.

* * * * * *

      Adopted by the Board of Directors on March 2, 2004.

KROLL INC.

2004 INCENTIVE COMPENSATION PLAN

ARTICLE I

OBJECTIVES

      1.1     The objectives of this Incentive Compensation Plan (the “Plan”) are to enable Kroll Inc. (“Kroll”) to retain and attract employees, outside directors and independent contractors of outstanding ability and to stimulate their efforts toward Kroll’s objectives.

ARTICLE II

DEFINITIONS

      2.1     For purposes of the Plan each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.

A. “Award” means a grant of an Option, an SAR, an Incentive Share or a Performance Award, the terms of which grant shall be set forth in writing and retained in the Company’s records, with a copy given to the recipient.

B. “Board” means the Board of Directors of Kroll.

C. “Code” means the Internal Revenue Code of 1986, as amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rulings promulgated thereunder.

D. “Committee” means the committee responsible for administering the Plan pursuant to Section 3.1.

E. “Company” means Kroll and any subsidiary of Kroll, as the term “subsidiary” is defined in Section 424(f) of the Code.

F. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

G. “Effective Date of Grant” means the date on which, or such later date as of which, the Committee makes an Award.

H. “Eligible Person” means any regular full-time employee of the Company, any non-employee director of the Company and any individual acting as an independent contractor of the Company.

I. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

J. “Fair Market Value” means the last sale price reported on the Nasdaq Stock Market, or on any stock exchange on which the Shares are traded, on a specified date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or last preceding day on which bid and asked prices were reported, or such other method as the Committee may select, shall be used in determining Fair Market Value for a Share.

K. “Incentive Share” means a Share awarded to an Eligible Person pursuant to Article VI of the Plan.

L. “Mature Shares” means Shares which have been fully paid and held, of record or beneficially, by the holder of an Option for at least six months.

M. “Option” means the right, subject to the terms of this Plan and to such other terms and conditions as the Committee may establish, to purchase from Kroll a stated number of Shares at a specific price. All Options granted pursuant to this Plan shall be Options which are not incentive stock options within the meaning of Section 422 of the Code.

N. “Option Price” means the price of purchasing a Share under an Option. Subject to Section 4.2, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the Effective Date of Grant, or, if greater, the par value of the Share.

O. “Performance Award” means the right to receive Shares and/or cash if the Company attains certain performance goals during a designated period.

P. “SAR” or “Stock Appreciation Right” means the right to receive in cash or in Shares, as determined by the Committee, the increase from 110% of the Fair Market Value of a Share on the Effective Date of Grant and the Fair Market Value of a Share on the date the SAR is exercised.

Q. “Share” means one share of the Common Stock, $.01 par value, of Kroll, which may be either authorized but unissued shares or treasury shares.

ARTICLE III

ADMINISTRATION

      3.1     Committee Designation. The Plan shall be administered by the Compensation Committee of the Board (or a subcommittee thereof comprised of at least two directors formed by the recusal of certain members for purposes of carrying out the provisions of this Section 3.1). For the purpose of awards to, and approval of other transactions with, persons who are subject to Section 16 of the Exchange Act with respect to the Company, each member of the Committee shall be a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act. To the extent that it is desired that compensation resulting from a particular Award be excluded from the deduction limitation of Section 162(m) of the Code, each member of the Committee granting such award shall be an “outside director” within the meaning of Code Section 162(m). Nothing in this Plan shall prohibit any function of the Committee under this Plan from being performed by the Board. The Committee may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determinations and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

      3.2     Discretionary Authority. Except as specifically limited by the provisions of the Plan, the Committee shall have authority to:

A. Determine which Eligible Persons shall be granted Awards;

B. Determine the time or times when Awards will be granted;

C. Determine the number of Shares which shall be subject to each Award;

D. Determine the term and the Option Price of each Option;

E. Determine the conditions under which an SAR shall become vested and exercisable.

F. Determine the conditions under which Incentive Shares shall become nonforfeitable and transferable;

G. Determine all other terms and conditions of each Award. The Committee may also waive or amend the terms and conditions of an Award under circumstances selected by the Committee, provided that no such amendment to the terms of an Award shall reduce the value thereof to the awardee without the awardee’s consent.

H. Construe, interpret and implement the Plan and any written agreements evidencing Awards, including the authority to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

      3.3     Binding Power. Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, terms or provisions of Awards.

      3.4     Indemnity. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action, or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Award hereunder.

ARTICLE IV

SHARES ISSUABLE

      4.1     Available Shares. Except as provided in Section 4.2, the aggregate number of Shares which may be issued under the Plan shall not exceed two million (2,000,000). If any portion of an Award is forfeited or for any other reason expires or terminates without being completely exercised or without the total number of Shares contemplated by the Award being issued, any such unissued or forfeited Shares may again be subject to other Awards. The total number of Shares that may be the subject of Awards to an Eligible Person during a calendar year is one hundred thousand (100,000). Shares tendered as full or partial payment of an Option Price in accordance with the terms of an Award shall be available for issuance under the Plan. The Committee may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law and Nasdaq requirements.

      4.2     Adjustments. The Committee shall make appropriate adjustments in the number of Shares available for issuance under the Plan, the number of Shares subject to outstanding Awards, the Option Price of optioned Shares and the deemed Fair Market Value on the Effective Date of Grant of outstanding SARs in order to give effect to changes in the Shares as a result of any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event. The determination as to the method and extent of such adjustments shall be within the sole discretion of the Committee.

ARTICLE V

OPTIONS AND SARS

      5.1     Grant. Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant one or more Options or SARs to any Eligible Person on such terms and conditions as it shall determine.

      5.2     Exercisability. Subject to the terms and conditions of the Plan, each Option or SAR granted under the Plan shall be exercisable in accordance with such terms and conditions and during such periods as the Committee shall incorporate into the terms of the Award. Unless the Award provides otherwise, each Option or SAR shall become exercisable in three substantially equal installments on each of the first, second and third anniversaries of the date of grant and each installment, once it becomes exercisable, shall remain exercisable until expiration, cancellation or termination of the Award.

      5.3     Exercise Procedure. Any person entitled to exercise an Option or SAR may do so in whole or in part by delivering a written notice of exercise to Kroll, attention: Stock Plan Administrator, at its principal office. The written notice shall specify the number of Shares for which an Option or SAR is being exercised and, in the case of an Option, shall be accompanied by full payment of the Option Price for the Shares being purchased.

      5.4     Option Price Payment. In accordance with such administrative procedures and requirements as the Committee shall establish from time to time, payment of the Option Price may be made, at the election of the holder of an Option, in cash or by the tender (or attestation to the ownership) of Mature Shares or by a combination of the foregoing. Any such Mature Shares used to satisfy the Option Price shall be valued at Fair

Market Value on the exercise date. In addition, if permitted by the Committee and subject to such procedures and requirements as the Committee shall establish from time to time, the holder of an Option may pay the Option Price through a “cashless” exercise/sale procedure involving irrevocable instructions to a broker to promptly deliver to Kroll cash or a check payable and acceptable to Kroll to pay the Option Price.

      5.5     Settlement. Subject to the terms of an Award, the obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of Shares, the granting of replacement Awards, or a combination thereof as the Committee shall determine, and satisfaction of any such obligations under an Award may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Share equivalents.

      5.6     Transferability. During the lifetime of an Eligible Person to whom an Option or SAR has been granted, such Option or SAR is non-assignable and non-transferable and may be exercised only by such individual or that individual’s legal representative or guardian, except that an Option may be transferred under such circumstances and in accordance with such terms and conditions as may be established by the Committee. In the event of the death of an Eligible Person to whom an Option or SAR has been granted, the Option or SAR shall be transferable pursuant to the holder’s will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Section 5.7.

      5.7     Termination. Unless earlier terminated pursuant to Article VIII, an Option or SAR granted to an Eligible Person will terminate as follows:

A. During the period of the Eligible Person’s continuous employment with the Company, the Option or SAR will terminate upon the earliest of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Eligible Person.

B. Upon termination of the Eligible Person’s employment with the Company for any reason any unexercisable Option or SAR shall immediately terminate. Except as provided in paragraph C below, any Option or SAR which is exercisable on the date of termination of employment will terminate upon the earliest of its full exercise, the expiration of the Option or SAR by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment, an Eligible Person who ceases to be an employee of the Company and immediately thereafter becomes a director of the Company or an independent contractor of the Company shall be deemed not to have terminated employment, and service as a director or independent contractor of the Company shall be deemed to be employment with the Company.

C. If an Eligible Person to whom an Option or SAR was granted dies or becomes subject to a Disability while employed by the Company or within three months of termination of employment, for any reason, the Option or SAR may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Person shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Person or the Eligible Person’s legal representative or guardian or by the representative(s) of the Eligible Person’s estate or the person(s) to whom the Option or SAR may have been transferred by will or by the laws of descent and distribution.

The provisions of this Section 5.7 shall apply irrespective of whether an Option has been transferred to a person or entity other than the Eligible Person to whom the Option was granted. The Committee, at its discretion, may extend the periods for Option or SAR exercise set forth in this Section 5.7.

ARTICLE VI

INCENTIVE SHARES AND PERFORMANCE AWARDS

      6.1     Awards. Incentive Shares and Performance Awards shall be granted in accordance with the following:

A. The Committee from time to time, in its discretion and subject to the provisions of the Plan, may award Incentive Shares to any or all Eligible Persons.

B. The Committee shall advise each Eligible Person to whom an award of Incentive Shares has been made in writing of the terms of the Award, including the number of Shares which such person shall be entitled to receive, the purchase price per share (if any), and any other terms, conditions and restrictions relating thereto.

Subject to the express provisions of the Plan, the Committee shall have the power to make such Award subject to any terms and conditions it may establish (which may include, among others, vesting requirements and criteria relating to future individual and/or corporate performance) and the awards made to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other. The Committee, in its discretion, may reserve the right to defer payment of any such Award until such time as the payment of the Award would not cause the Company to lose the deduction for such payment on account of the limit on deductible compensation under section 162(m) of the Code, under whatever terms and conditions (including the conversion of the Award to phantom stock or some other form of deferred compensation) as the Committee deems appropriate. If the Committee incorporates performance targets into the terms of an Incentive Share Award to permit its deductibility under Section 162(m) of the Code, the performance targets shall be expressed in accordance with Section 6.4 hereof.

C. Each Award shall be embodied in an “Incentive Share Agreement” signed by the Eligible Person to whom the Incentive Shares have been awarded and the Company, providing that the Incentive Shares shall be subject to the provisions of this Plan and containing such other provisions, terms and conditions the Committee may prescribe not inconsistent with the Plan. Execution of the Incentive Share Agreement shall constitute the Participant’s acceptance of the Incentive Share Award.

D. Certificates representing the Incentive Shares shall be issued to or for the Participant as soon as practical after execution of the Incentive Share Agreement. The certificates shall bear an appropriate legend reflecting that such Incentive Shares are subject to the restrictions contained in this Plan and the awardee’s Incentive Share Agreement. Incentive Shares issued under this Plan shall not be transferred, delivered, assigned, sold, or disposed of in any manner, nor pledged or otherwise hypothecated, except as permitted under the applicable Incentive Share Agreement. In lieu of Incentive Share Certificates, the Company may establish an account for the awardee evidencing ownership of the Shares in uncertificated form. Upon the issuance of such certificates or establishment of such account, the awardee shall have the rights of a shareholder with respect to the Incentive Shares, subject to (i) the restrictions on transfer and vesting requirements set forth in the Incentive Share Agreement, (ii) in the Committee’s discretion, the requirement that any dividends paid on such Shares be held in escrow until all restrictions on such Shares have lapsed, and (iii) any other conditions or restrictions contained in the Incentive Share Agreement. The Committee, in its discretion, may determine that certificates for Incentive Shares awarded to an Eligible Person shall remain in the possession of the Company until such Shares are vested and fully transferable.

      6.2     Termination of Employment or Service While Incentive Shares Are Forfeitable.

      A. Unless the Incentive Share Agreement provides otherwise, if an Incentive Share awardee’s employment with, or service as a director of, the Company terminates because of death, disability (as defined in Section 22(e)(3) of the Code), or retirement after attaining age 65 (or, if earlier, any normal retirement age under the applicable provisions of any retirement plan of the Company), any Incentive Shares awarded to such individual shall be fully vested and nonforfeitable on the date he or she terminates employment or service.

      B. Unless the Incentive Share Agreement provides otherwise, if an Incentive Share awardee’s employment with, or service as a director of, the Company terminates for any reason other than those specified in Paragraph A above, the awardee shall forfeit (and, if applicable, shall be required to resell to the Company at his or her original purchase price) all of the Incentive Shares in which he is not yet vested, unless the Committee shall, in its discretion, waive the restrictions under Paragraph B of Section 6.1 as to any part or all of the Incentive Shares. Any dividends paid with respect to forfeited Incentive Shares shall also be forfeited, and either the escrow account holding such dividends shall be terminated and the money returned to the Company or the awardee shall repay any such dividends he or she received directly.

      6.3     Resale of Incentive Shares. In the event an Incentive Share awardee forfeits all or a portion of an Incentive Share Award and is required to resell Incentive Shares to the Company as the result of the termination of the awardee’s employment or service as described in Paragraph B of Section 6.2 or in accordance with the terms of the Incentive Share Agreement, the Company by written notice to the awardee shall specify a date not less than five nor more than ten days from the date of such notice to consummate the purchase and sale of such Incentive Shares at the principal office of the Company. The awardee shall take whatever steps are necessary to ensure that the Company receives or holds certificates representing such Incentive Shares which have been duly endorsed and are in proper form for transfer, whereupon the Company shall deliver to the awardee a check in the amount of the purchase price. If the awardee fails to deliver the share certificates to the Company or take other appropriate action to accomplish the resale at the time specified in such notice, the Company may deposit the purchase price with the Treasurer of the Company, and thereafter the Shares shall be deemed to have been transferred to the Company and the awardee shall have no further rights as a stockholder of the Company in respect of such Shares. In such event, the Treasurer of the Company shall continue to hold the purchase price for such Shares and shall make payment thereof, without interest, upon delivery of the share certificates to the Company or completion of any other actions required by the Committee.

      6.4     Performance Awards. The Committee may, from time to time, in its discretion and subject to the provisions of the Plan, provide an incentive opportunity to any or all Eligible Persons based on achievement by the Company for any calendar year or other period chosen by the Committee. Each Performance Award shall be embodied in a “Performance Award Agreement” signed by the Participant and the Company providing that the Performance Award shall be subject to the provisions of this Plan and containing such other provisions the Committee may prescribe not inconsistent with the Plan. The Committee will determine, in its sole discretion, the performance targets and whether Performance Awards should be payable in the form of Shares or cash. Performance targets may be expressed in terms of one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof), and or one or more corporate or divisional sales or fee-based measures. Any such target may be expressed on an absolute or relative basis, may use comparisons with the Company’s past performance or the current or past performance of other companies and may utilize comparisons to capital, shareholders’ equity and shares outstanding. If an awardee requests prior to the date on which payment of the Performance Award is to be made in accordance with rules established by the Committee, that such payment not be made until termination of the awardee’s employment or service as a director, then the Committee shall consider and act upon such request promptly. The terms of any such deferred Award, including the date by which such request shall be made and the date any such deferred Award shall be paid, shall be determined by the Committee and shall conform to the requirement of any applicable statute or administrative regulations. If no deferral request is made by an awardee, the payment shall be made in the time period chosen by the Committee (which may be a deferred date mandated by the Committee to ensure deductibility of the Performance Award).

ARTICLE VII

AMENDMENT OR TERMINATION OF PLAN

      7.1     Subject to any then-applicable shareholder approval requirements, the Board may at any time amend, suspend or terminate the Plan; provided, however, that no amendment to the Plan shall alter or impair any Award granted under the Plan without the consent of the holder thereof. If the Plan is terminated, any outstanding Awards shall continue to be subject to the terms of this Plan and with the terms of the applicable Award agreement, except as provided in Article VIII or as otherwise determined by the Committee or Board at the time of termination.

ARTICLE VIII

CHANGE IN CONTROL

      8.1     Accelerated Vesting. In the event of (x) a reorganization, merger or consolidation of Kroll with one or more unrelated entities as a result of which Kroll is either not to be the surviving corporation (whether or not Kroll shall be dissolved or liquidated) or is to be the surviving corporation after an exchange of its Shares for the securities or property of another corporation or for cash, or (y) a sale or transfer of all or substantially all of the assets of Kroll to one or more unrelated entities, all Options and SARs then outstanding shall immediately become exercisable in full and all Incentive Shares and Performance Awards, without regard to any vesting schedule, restriction or performance target, shall automatically and immediately become nonforfeitable and transferable or payable, as the case may be.

      8.2     Treatment of Awards in Certain Events. In the event Kroll shall consolidate with, merge into, or transfer all or substantially all of its assets to, or be the survivor of a merger with, another entity or entities, each Option and SAR outstanding immediately prior to such consolidation, merger or transfer shall be exercisable for the kind and amount of securities and/or other property, including cash, receivable as a result of such consolidation, merger or transfer by the holder of a number of Shares for which such Option or SAR could have been exercised immediately prior to such consolidation, merger or transfer, assuming that such holder of Shares did not exercise his or her rights of election, if any, as to the kind or amount of securities and/or other property, including cash, receivable upon such consolidation, merger or transfer.

      Notwithstanding the foregoing, in any such transaction, the Committee, in its absolute discretion, has the power to instead:

A. Provide for the exchange of each Option and SAR outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the securities and/or other property (including cash) which a holder of the number of Shares subject to such Option or SAR would have received in such consolidation, merger or transfer had such holder exercised such Option or SAR immediately prior to such consolidation, merger or transfer, assuming that such holder of Shares did not exercise his or her rights of election, if any, as to the kind or amount of securities and/or other property, including cash, receivable upon such consolidation, merger or transfer, and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the Option Price of the Option or Fair Market Value on the Effective Date of Grant of such SAR, or the number of Shares or other securities or amount of property subject to the Option or SAR, or, if appropriate, provide for a cash payment to the holder of such Option or SAR in partial consideration for the exchange of the Option or SAR; or

B. provide that each Option and SAR outstanding immediately prior to such event (whether or not then exercisable) shall be cancelled and, in full consideration of such cancellation, the holder of such Option or SAR shall be paid an amount in cash for each Share subject to such Option or SAR, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the securities and/or other property (including cash) which a holder of the number of Shares subject to such Option or SAR would have received as a result of such event had such holder exercised such Option or SAR immediately prior to such consolidation, merger or transfer, assuming that such holder of Shares did not exercise his or her rights of election, if any, as to the kind or amount of securities and/or other property, including cash, receivable upon such event, over (y) the Option Price of such Option or 110% of the Fair Market Value on the Effective Date of Grant of such SAR.

      For purposes of this Section 8.2, if the kind or amount of securities and/or other property (including cash) receivable upon a consolidation, merger or transfer is not the same for each Share in respect of which a holder’s rights of election have not been exercised (“Non-Electing Share”), then the kind and amount of securities and/or other property (including cash) receivable upon such consolidation, merger or transfer for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares.

      8.3     No Effect on Corporate Authority. The grant of Awards under the Plan shall in no way affect the right of Kroll to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE IX

TERM OF PLAN

      9.1     Effective Date and Date of Last Award. This Plan became effective on May 26, 2004. No Award shall be granted pursuant to this Plan subsequent to May 25, 2014 or subsequent to any earlier date as of which this Plan is terminated.

ARTICLE X

TAX WITHHOLDING

      10.1     Withholding. The Company shall be entitled to deduct from any payment to be made by it under this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to or on behalf of an Award holder, payment by the Award holder of all applicable Federal, state, local or other taxes required by law to be withheld. Payment of required withholding taxes may be made by the Award holder in the form of Mature Shares. If Shares are withheld by the Company or tendered by the Award holder for this purpose, they shall be valued at their Fair Market Value on the date of withholding or receipt by the Company.

ARTICLE XI

MISCELLANEOUS

      11.1     Nothing contained in this Plan shall constitute the granting of an Award.

      11.2     Each Award shall be represented by a written agreement executed by both the Eligible Person and Kroll.

      11.3     Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option. No person holding an Option or SAR or entitled to exercise an Option or SAR granted under this Plan shall have any rights or privileges of a shareholder of Kroll with respect to any Shares issuable upon exercise of such Option or SAR until certificates representing such Shares shall have been issued and delivered. No Option, SAR or Incentive Share may be transferred, and no Option or SAR shall be exercisable or Shares issued and delivered upon exercise of an Option or SAR, unless and until Kroll has complied with any and all applicable federal and state securities laws, listing requirements or any market or national securities exchange on which Kroll’s Shares may then be traded and other requirements of law. Any certificate representing Incentive Shares or Shares acquired upon exercise of an Option or SAR may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.

      11.4     Nothing contained in this Plan or in any Award granted pursuant to it shall confer upon any person any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate a person’s employment with the Company at any time. So long as a holder of an Award shall continue to be an employee, director or independent contractor of the Company, the Award shall not be affected by any change of such awardee’s duties or position.

      11.5     This Plan shall be construed and administered in accordance with and governed by the internal laws of the State of Delaware, without regard to principles of conflict of laws.

KROLL INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Kroll Inc. (“Kroll”) hereby appoints Jules B. Kroll and Michael G. Cherkasky, each of them, as proxies of the undersigned, with full power of substitution to each, to vote all shares of Kroll which the undersigned is entitled to vote at Kroll’s Annual Meeting of Stockholders to be held at 10:00 a.m., local time, at Hotel Intercontinental-The Barclay, 111 East 48th Street, New York, New York 10017, on Wednesday, May 26, 2004 and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

1.	ELECTION OF DIRECTORS: To elect the nominees listed below to the Board of Directors for the terms described in the accompanying Proxy Statement;

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed below
☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Class II Directors, each of whom will serve for a term expiring in 2007:

Michael G. Cherkasky, Simon V. Freakley, Raymond E. Mabus and Joseph R. Wright

2.	APPROVAL OF THE KROLL INC. 2004 INCENTIVE COMPENSATION PLAN, as described in the accompanying Proxy Statement;

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR KROLL FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004, as described in the accompanying Proxy Statement;

☐	FOR	☐	AGAINST	☐	ABSTAIN

and in their discretion upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED UNDER “ELECTION OF DIRECTORS” AND FOR PROPOSALS 2 AND 3.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER “ELECTION OF DIRECTORS” AND FOR PROPOSALS 2 AND 3.

(Continued and to be dated and signed on the other side.)

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of Kroll accompanying the same are hereby acknowledged.

Dated: , 2004

(Signature of Stockholder)

(Signature of Stockholder)

Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.